                                                                     EXHIBIT 3.3

                              OPERATING AGREEMENT
                                      OF
                             ELDORADO RESORTS LLC,
                      a Nevada Limited-Liability Company

     This OPERATING AGREEMENT (this "Operating Agreement") is made and entered into as of this 28th day of June, 1996, by and among RECREATIONAL ENTERPRISES, INC., a Nevada corporation, HOTEL-CASINO MANAGEMENT, INC., a Nevada corporation, HOTEL CASINO REALTY INVESTMENTS, INC., a Nevada corporation, DONALD L. CARANO, a married man, and LUDWIG J. CORRAO, a married man (each, individually, a "Member," and together, collectively, the "Members").

                                 R E C I T A L
                                 - - - - - - -

     The Members have formed a Nevada limited-liability company (the "Company") pursuant to Nevada Revised Statutes, Chapter 86, to be governed according to the terms and conditions hereinafter set forth.

                               A G R E E M E N T
                               - - - - - - - - -

     NOW, THEREFORE, in accordance with the recital set forth above and AS CONSIDERATION for the representations, warranties, covenants and agreements set forth in this Operating Agreement, as well as for other good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                     NAME

     The name of the Company is "ELDORADO RESORTS LLC."

                                  ARTICLE II

                                  DEFINITIONS

     Capitalized words and phrases used in this Operating Agreement shall have the following meanings:

          "Operating Agreement" means this Operating Agreement of ELDORADO
          ---------------------
RESORTS LLC, as amended from time to time. Words appearing in this Operating Agreement such as "herein," "hereinafter," "hereof" and "hereunder" refer to this Operating Agreement as a whole, unless the context otherwise requires.

          "Adjusted Capital Account Deficit" means, with respect to any Member
          ----------------------------------
or Interest Holder, the deficit balance, if any, in such Member's or Interest Holder's capital account with the Company as of the end of the relevant fiscal year, after giving effect to the following adjustments:

               (a) Decrease such deficit by any amount that such Member or Interest Holder is obligated to restore pursuant to this Operating Agreement or is deemed to be obligated to restore to the Company pursuant to Regulations
Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulations
Section 1.704-2(g)(1) and Regulations Section 1.704-2(i)(5); and

               (b) Increase such deficit by such Member's or Interest Holder's shares of the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4),
(5) and (6).

          "Articles of Organization" means the Articles of Organization of
          --------------------------
ELDORADO RESORTS LLC, as amended from time to time, and as filed with the Nevada Secretary of State.

          "Board of Managers" means, collectively, all of the Managers of the
          -------------------
Company.

          "Chapter 86" means Chapter 86 of Nevada Revised Statutes or any
          ------------
corresponding set of provisions of succeeding law.

          "Company" means ELDORADO RESORTS LLC, a Nevada limited-liability
          ---------
company.

          "Company Minimum Gain" has the meaning set forth in Regulations
          ----------------------
Section 1.704-2(b)(2) for the term "partnership minimum gain."

          "Interest Holder" means the Transferee holder of a Membership Interest
          -----------------
that has not been admitted to the Company as a Member.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as
          -----------------------
amended from time to time, or any corresponding set of provisions of succeeding law.

          "Manager" means the Member, Members or Non-Member(s) who are referred
          ---------
to as the Manager(s) in ARTICLE V of this Operating Agreement and all successors thereto.

          "Member" means any holder of a Membership Interest who has become a
          --------
Member pursuant to the terms and provisions of this Operating Agreement.

          "Member Minimum Gain" means gain attributable to Member Nonrecourse
          ---------------------
Debt determined in accordance with Regulations Section 1.704-2(i).

          "Member Nonrecourse Debt" has the meaning set forth in Regulations
          -------------------------
Section 1.704-2(b)(4) with respect to the term "partner nonrecourse debt."

          "Member Nonrecourse Deduction" has the meaning set forth in
          ------------------------------
Regulations Section 1.704-2(i)(2) with respect to the term "partner nonrecourse deduction."

          "Membership Interest" means the respective right of a Member or
          ---------------------
Interest Holder to an allocative pro-rata share of the economic benefits of the Company, including net profits, net losses and distributions, based on the percentage represented by the total capital contributed to the Company by the holder of such Membership Interest (and/or its predecessors in interest) in relation to the total capital contributed to the Company with respect to all outstanding Membership Interests.

          "Membership Voting Interest" means, with respect to the Members only,
          ----------------------------
the right to vote on matters as to which this Operating Agreement requires or permits the Members to vote in accordance with the terms and provisions of
Section 8.3 of this Operating Agreement. Only Members who have become such in accordance with the terms and provisions of this Operating Agreement shall have Membership Voting Interests. The voting power of any Membership Voting Interest shall be determined under the terms and provisions of Section 8.3 of this Operating Agreement.

          "Net Profits" or "Net Losses" for each fiscal year of the Company
          -------------    ------------
shall mean the net income or net loss of the Company, determined by the method of accounting for the Company as selected by the Board of Managers for federal income tax purposes, including, without limitation, each item of Company income, gain, loss and deduction with the following adjustments:

               (a) Any income of the Company that is exempt from federal income taxation shall be included as income;

               (b) Any expenditure of the Company described in Internal Revenue Code Section 705(a)(2)(B) or treated as Internal Revenue Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) shall be treated as current expenses;

               (c) No effect shall be given to adjustments made pursuant to Internal Revenue Code Section 743;

               (d) The basis of property contributed to the Company shall initially be treated as equal to the agreed upon valuation of such property, and all gain, loss, depreciation and amortization on such property shall be determined and based on such agreed upon value in accordance with Regulations
Section 1.704-1(b)(2)(iv)(g);

               (e) If the Company distributes any property in kind, the difference between the fair market value of such property immediately before such distribution and the basis (or, if applicable, the carrying value determined pursuant to subparagraph (d) or subparagraph (f) of this definition of "Net Profits" and "Net Losses") of such property shall be treated as gain or loss in accordance with Regulations Section 1.704-1(b)(2)(iv)(e);

               (f) In the event of a revaluation of Company property as described in subparagraph (d) of Section 10.1 of this Operating Agreement, "Net Profits" and "Net Losses" of the Company shall be adjusted in accordance with Regulations Section 1.704-1(b)(2)(iv)(g); and

               (g) Any item of income or loss that is specially allocated pursuant to Section 11.2 of this Operating Agreement shall not be taken into account.

          "Nonrecourse Deductions" has the meaning set forth in Regulations
          ------------------------
Section 1.704-2(b)(1).

          "Regulations" means the regulations issued by the United States
          -------------
Treasury Department under the Internal Revenue Code.

          "Transferee" means a third person or entity to whom a Transferring
          ------------
Member sells, transfers, assigns or otherwise disposes of all or any portion of a Membership Interest.

          "Transferring Member" means a Member who sells, transfers, assigns or
          ---------------------
otherwise disposes of all or any portion of such Member's Membership Interest to any third person or entity.

                                  ARTICLE III

                      PRINCIPAL OFFICE/REGISTERED OFFICE

     Section 3.1  Principal Office.  The principal office of the Company in the
                  ----------------
State of Nevada shall be located at 345 North Virginia Street, Reno, Washoe County, Nevada 89501. The Company may have such other offices, either within or without the State of Nevada, as the Board of Managers may designate or as the business of the Company from time to time may require.

     Section 3.2  Registered Office.  The address of the initial registered
                  -----------------
office of the Company is 241 Ridge Street, 4th Floor, Reno, Nevada 89501, and the Company's initial agent for service of process at such address is SIERRA CORPORATE SERVICES. The Company's registered office and agent for service of process may be changed from time to time by action of the Board of Managers and by filing the prescribed form with the Nevada Secretary of State.

                                  ARTICLE IV

                              PURPOSES AND POWERS

     Section 4.1  Purposes.  The Company may engage in any lawful activity
                  --------
except insurance. The character and general nature of the business to be conducted by the Company is (a) to operate, manage and conduct gaming in a gaming casino on or within the premises known as the Eldorado Hotel & Casino located at 345 North Virginia Street, Reno, Nevada, (b) to own, directly or indirectly, interests in the gaming casino known as the Silver Legacy Resort Casino located at 407 North Virginia Street, Reno, Nevada and (c) to engage in such other legal and lawful purposes permitted by law except insurance.

     Section 4.2  Powers.  The Company shall have all the powers granted to a
                  ------
limited-liability company under the laws of the State of Nevada.

                                   ARTICLE V

                                   MANAGERS

     Section 5.1  Authorized Number of Managers.  The Company shall be managed
                  -----------------------------
by a Board of Managers. The authorized number of Managers shall be THREE (3) until changed by a resolution amending such exact number of Managers duly adopted by the Members as provided in subparagraph (a) of Section 5.9 of this Operating Agreement. A Manager need not be a Member. The initial Managers shall be the following persons:

               1.   Donald L. Carano
               2.   Recreational Enterprises, Inc., a Nevada corporation ("REI")
               3.   Hotel-Casino Management, Inc., a Nevada corporation ("HCM")

By REI's execution of this Operating Agreement, REI shall be deemed to have designated as of the date hereof Gary L. Carano, Vice President of REI, as REI's corporate representative for all determinations to be made by the Board of Managers. By HCM's execution of this Operating Agreement, HCM shall be deemed to have designated as of the date hereof Raymond J. Poncia, Jr., President of HCM, as HCM's corporate representative for all determinations to be made by the Board of Managers. Such respective designations of REI and HCM may be respectively changed by REI and HCM from time to time and at any time during REI's and HCM's respective standing as a Manager by providing written notice of such change to the Secretary of the Company. Every corporation that is elected by the Members to the Board of Managers under this Operating Agreement thereupon shall promptly designate a corporate officer as such corporation's representative for all determinations to be made by the Board of Managers during the term of such corporation's standing as a Manager. Any such designation of any such corporation may be changed by such corporation from time to time and at any time during such corporation's standing as a

Manager by providing written notice of such change to the Secretary of the Company. All acts, approvals and resolutions adopted by the Board of Managers may be implemented and executed on behalf of a Manager that is a corporation by any officer of such corporation.

     Section 5.2  Election and Term of Managers.  At each annual meeting of the
                  -----------------------------
Members, the Managers shall be elected by the Members to hold office until the next annual meeting of the Members. At all elections of Managers, each Member is entitled to as many votes as equal the number of percentage points represented by such Member's Membership Voting Interest in relation to the total outstanding Membership Voting Interests (determined as of the date of giving notice of the annual meeting of the Members) multiplied by the number of Managers to be elected, and each Member may cast all of such Member's votes for a single Manager or may distribute them among the number of Managers to be voted for or any TWO (2) or more of them, as such Member may see fit. The cumulative voting provisions of this Section 5.2 cannot be amended or repealed unless such amendment or repeal first has been approved by the affirmative vote or written consent of the Members holding more than SEVENTY FIVE PERCENT (75%) of the outstanding Membership Voting Interests. Each Manager shall hold office until the expiration of the term for which such Manager is elected and until a successor has been elected and qualified, except in the case of the death, removal or resignation of such Manager.

     Section 5.3  Removal, Resignation and Vacancies.  Any Manager may be
                  ----------------------------------
removed from office, without cause, by the affirmative vote or written consent of the Members holding more than SIXTY PERCENT (60%) of the total outstanding Membership Voting Interests; provided, however, that this provision shall have no application and shall be of no force or effect in the event that the Company has fewer than THREE (3) authorized Managers; and provided further that no Manager may be removed from office when the votes of the Membership Voting Interests cast against such removal, or not consenting in writing to such removal, would be sufficient to elect such Manager if voted cumulatively at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all Membership Voting Interests entitled to vote were voted) and the entire number of Managers authorized at the time of the Manager's most recent election were being elected. Any Manager may resign as a Manager at any time by giving written notice of resignation to the remaining Managers. Any such resignation shall take effect on the date of the receipt of such notice or any later time specified therein. Unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. If any position on the Board of Managers becomes vacant more than SIXTY (60) days before an annual meeting of the Members to be held in accordance with the terms and provisions of Section 8.1 of this Operating Agreement (provided that such vacancy on the Board of Managers was not created by an increase in the authorized number of Managers), then the Members (and/or their successors who have been admitted as Members under either Section 14.2 or Section 14.5 of this Operating Agreement), and only the Members (and/or such successors), whose Membership Voting Interests originally were voted to elect the Manager whose position on the Board of Managers has so become vacant may elect a substitute Manager to fill such vacancy. Such election shall be effected in accordance with the terms and provisions of Section 5.2 of this Operating Agreement; provided that (a) Members whose

Membership Voting Interests originally were not voted to elect such Manager whose position on the Board of Managers has become vacant shall not participate in such election, (b) such election may be effected by written consent, and (c) such election shall be only for such substitute Manager. All other vacancies on the Board of Managers shall be filled by the Members, and only the Members, at annual meetings of the Members (or, as may be necessary or appropriate in connection with vacancies on the Board of Managers created by an increase in the authorized number of Managers, at special meetings of the Members) in accordance with the terms and provisions of Section 5.2 of this Operating Agreement.

     Section 5.4  General Authority.  Subject to the terms and provisions of
                  -----------------
Sections 5.8, 5.9 and 5.10 of this Operating Agreement and all other provisions of this Operating Agreement requiring approval of Company or Manager action by the affirmative vote or written consent of the Members holding a specified percentage of Membership Voting Interests, the Board of Managers shall have control over the management of the business and affairs of the Company, shall have authority to do all things necessary to carry on the business and affairs of the Company and hereby is authorized to take any action of any kind and to do anything and everything that the Board of Managers deems necessary or appropriate with respect to the business and affairs of the Company in accordance with the terms and provisions of this Operating Agreement and applicable law. Notwithstanding the foregoing, as provided further in Section
5.11 of this Operating Agreement, the Board of Managers hereby delegates full power and authority to the Chief Executive Officer, President and Presiding Manager to make all policies and decisions with respect to the day-to-day management and operation of the business and affairs of the Company, subject to the terms and provisions of Sections 5.8, 5.9 and 5.10 of this Operating Agreement and all other provisions of this Operating Agreement requiring approval of Company or Manager action by the affirmative vote or written consent of the Members holding a specified percentage of Membership Voting Interests. With respect to each Company matter as to which the Board of Managers has decision-making authority and responsibility, each Manager shall be entitled to ONE (1) vote. If the Board of Managers consists of more than ONE (1) Manager, then the presence of a majority of the authorized number of Managers at a meeting of the Board of Managers constitutes a quorum for the transaction of Company business, except as otherwise provided in this Operating Agreement. Managers may participate in a meeting through use of conference telephone or similar communications equipment, so long as all Managers participating in such meeting can hear one another. Participation in a meeting as permitted by the immediately-preceding sentence hereof constitutes presence in person at such meeting. Every act done or decision made by a majority of the Managers present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Managers, unless a greater number is required by law, by the Articles of Organization or by this Operating Agreement.

     Except where expressly provided to the contrary in this Operating Agreement, and except for policies and decisions with respect to the day-to-day management and operation of the business and affairs of the Company made or to be made by the Chief Executive Officer, President and Presiding Manager pursuant to the authority of the Chief Executive Officer, President and Presiding Manager provided by this Section 5.4 and Section 5.11 of this Operating Agreement or as otherwise delegated by the Board of Managers to the Chief Executive Officer, President and Presiding Manager, all policies and decisions with respect to control over the management of the business and affairs of the Company shall be made by the Board of Managers and shall be binding on all of the Members and the Interest Holders. Except as provided in Sections 5.8, 5.9 and 5.10 of this Operating Agreement and all other provisions of this Operating Agreement requiring approval of Company or Manager action by the affirmative vote or written consent of the Members holding a specified percentage of Membership Voting Interests, the Members and the Interest Holders as such shall have no right to participate in the management or control of the business and affairs of the Company, and the Members as such shall have only the voting rights specifically set forth in this Operating Agreement or as otherwise required and not subject to waiver under Chapter 86. In addition to the general management authority provided to the Board of Managers in this Section 5.4, the Board of Managers shall have the following specific rights, subject to compliance with the other terms and provisions of this Operating Agreement:

          (a) In any single transaction or series of related transactions having a value equalling or exceeding FIVE MILLION DOLLARS ($5,000,000), to cause the Company to contract to sell, sell, lease, exchange, grant any option on, convert to condominiums or otherwise transfer or dispose of any of the real or personal property of the Company or any portion thereof or any interest therein as from time to time may be deemed by the Board of Managers to be appropriate or expedient, including the sale of time-sharing units and/or condominiums located on property of the Company;

          (b) To fix, on an annual basis, compensation, if any, for each of the Managers;

          (c) To approve, adopt and implement such new or additional incentive compensation policies and plans for the benefit of the Managers, officers, agents and/or employees of the Company, such as the Performance and Appreciation Rights Plan and the Deferred Compensation Plan of the Eldorado Limited Partnership in effect before the Merger (which the Company shall continue in effect after the Merger), as may be deemed necessary or expedient; provided, however, that, in accordance with the terms and provisions of subparagraph (c) of Section 5.9 of this Operating Agreement, any such new or additional incentive compensation policy or plan that contemplates the issuance of any form of equity interest in the Company must be approved by the affirmative vote or written consent of the Members holding more than SEVENTY FIVE PERCENT (75%) of the outstanding Membership Voting Interests;

          (d) To cause the Company to keep or place title to the real property of the Company or any part thereof on record in the name of the Company, or in the name of a nominee or nominees;

          (e) To cause the Company to institute, prosecute, defend and settle any legal or administrative action or proceeding on behalf of or against the Company having an actual or potential value equalling or exceeding FIVE MILLION DOLLARS ($5,000,000);

          (f) To cause the Company to enter into and execute any agreement with other persons, firms, corporations or other entities, under the terms of which such persons, firms, corporations or other entities become joint venturers or partners or limited-liability company members with the Company in the operation of the Company's properties, or become entitled to an interest in the properties owned or held by the Company, if, in the opinion of the Board of Managers, the making of any such agreement is in the best interests of the Company; provided, however, that, in accordance with the terms and provisions of subparagraph (d) of Section 5.9 of this Operating Agreement, any such joint venture or partnership or limited-liability company agreement must be approved by the affirmative vote or written consent of the Members holding more than SEVENTY FIVE PERCENT (75%) of the outstanding Membership Voting Interests;

          (g) In any single transaction or series of related transactions having a value equalling or exceeding FIVE MILLION DOLLARS ($5,000,000), to cause the Company to acquire such real or tangible personal property and intangible property as may be necessary or desirable to carry on the business of the Company, and to sell, exchange or otherwise dispose of such property;

          (h) In any single transaction or series of related transactions having a value equalling or exceeding FIVE MILLION DOLLARS ($5,000,000), to cause the Company to enter into such loans, mortgages and other financing arrangements or rearrangements, and to grant such security interests in the assets of the Company, as may be necessary or desirable to carry on the business of the Company and to execute all documents, including chattel and real estate mortgages and deeds of trust, promissory notes, pledge agreements, assignments and other documents in connection with any such loan, mortgage, financing or refinancing. All of the foregoing powers may be exercised at such price, rental or amount, for cash, securities or other property, for such periods of time and under such terms as the Board of Managers deems appropriate; provided, however, that, in accordance with the terms and provisions of subparagraph (e) of Section
5.9 of this Operating Agreement, any loan that hypothecates property of the Company and that results in assets of the Company being hypothecated in excess of EIGHTY PERCENT (80%) of the fair market value of all assets of the Company may only be entered into upon the prior approval by the affirmative vote or written consent of the Members holding more than SEVENTY FIVE PERCENT (75%) of the outstanding Membership Voting Interests;

          (i) Notwithstanding any other term or provision of this Operating Agreement, as may be necessary or desirable to carry on the business of the Company, to cause the Company to effect the private placement of non-convertible debt securities of the Company in any amount deemed appropriate or necessary under Section 4(2) of, and/or Regulation D Rule 506 under, the Securities Act of 1933, as amended (the "Securities Act"), including, without limitation, sales of such non-convertible debt securities of the Company to any securities dealer or group of securities dealers as principals in such transactions for the purpose of enabling such securities dealers to re-sell such non-convertible debt securities of the Company to "qualified institutional buyers" as defined in Rule 144A under the Securities Act in reliance on Rule 144A under the Securities Act and to institutional "accredited investors" as defined in Regulation D under the Securities Act in reliance on Regulation D under the Securities Act;

          (j) Notwithstanding any other term or provision of this Operating Agreement, as may be necessary or desirable to carry on the business of the Company, to cause the Company to effect any registration, including, without limitation, any "shelf" registration, with the Securities and Exchange Commission in compliance with the Securities Act, and the registration and/or qualification with state securities administrators in compliance with applicable state securities laws, of non-convertible debt securities of the Company, including, without limitation, non-convertible debt securities of the Company issued and sold by the Company in any private placement under subparagraph (i) of this Section 5.4, for the purpose of effecting a public offering of such securities and/or making such securities re-saleable to the public without restriction;

          (k) Notwithstanding any other term or provision of this Operating Agreement, as may be necessary or desirable to carry on the business of the Company, to cause the Company to effect offerings of non-convertible debt securities of the Company that are exempt from the registration requirements of the Securities Act;

          (l) Notwithstanding any other term or provision of this Operating Agreement, as may be necessary or desirable to carry on the business of the Company, to cause the Company to effect public offerings of non-convertible debt securities of the Company;

          (m) To cause the Company to effect the registration with the Securities and Exchange Commission in compliance with the Securities Act, and the registration and/or qualification with state securities administrators in compliance with applicable state securities laws, of equity securities of the Company (or of any parent or successor entity of the Company), for the purpose of effecting public offerings of such securities, including, without limitation, secondary offerings of such securities (all present and future Members hereby acknowledging that any such transaction may cause the Company thereafter to be taxed under the Internal Revenue Code as a corporation); provided, however, that, in accordance with the terms and provisions of subparagraph (k) of Section
5.9 of this Operating Agreement, any such registration or qualification of equity securities of the Company (or of any parent or successor entity of the Company) must be approved by the affirmative vote or written consent of the Members holding more than SEVENTY FIVE PERCENT (75%) of the outstanding Membership Voting Interests;

          (n) To cause the Company to effect public offerings of equity securities of the Company (or of any parent or successor entity of the Company), including, without limitation, secondary offerings of such securities (all present and future Members hereby acknowledging that any such transaction may cause the Company thereafter to be taxed under the Internal Revenue Code as a corporation); provided, however, that, in accordance with the terms and provisions of subparagraph (l) of Section 5.9 of this Operating Agreement, any such public offering of equity securities of the Company (or of any parent or successor entity of the Company) must be approved by the affirmative vote or written consent of the Members holding more than SEVENTY FIVE

PERCENT (75%) of the outstanding Membership Voting Interests; and

          (o) To cause the Company to prepay, modify, amend, renew or extend any authorized Company indebtedness.

     Section 5.5  General Obligations.  The Board of Managers shall:
                  -------------------

          (a) Take or cause to be taken all actions that may be necessary or appropriate for the development, maintenance, preservation and operation of the properties of the Company as a first class hotel and gaming casino and in accordance with the terms and provisions of this Operating Agreement and applicable laws and regulations;

          (b) At all times conduct the affairs of the Company, or cause the affairs of the Company to be conducted, in such a manner that the Company shall be able to service all debts and financial obligations of the Company; and

          (c) Use reasonable best efforts to assure that the Company shall not be deemed an "Investment Company" as such term is defined in the Investment Company Act of 1940, as amended.

     Section 5.6  Scope of Duties.  The Managers shall not be required to devote
                  ---------------
their full time to the business or affairs of the Company but shall devote the time reasonably necessary to perform the duties of the Managers under this Operating Agreement and to manage and operate prudently the Company's business and properties.

     Section 5.7  Limitation of Liability and Indemnification of Managers.
                  -------------------------------------------------------

          (a) The Managers shall not be liable for the return of any capital contribution of any Member or Interest Holder or for any amount of profits thereon, and any return of capital and profits shall be made, if at all, solely from the assets and business of the Company.

          (b) No Manager shall be liable to the Company or to the Members or to the Interest Holders for acts or omissions of such Manager in connection with the business or affairs of the Company, including, without limitation, any breach of fiduciary duty of such Manager as a Manager, any mistake of judgment of such Manager and any business decision of such Manager (including any decision regarding the timing of any acquisition or disposition of any property of the Company), except for acts or omissions of such Manager that a final adjudication establishes involved intentional misconduct, fraud or a knowing violation of the law that was material to the cause of action subject to such final adjudication.

          (c)  In the event that the Board of Managers consists of more than ONE
(1) Manager when any alleged liability arises under this Operating Agreement or in favor of any

Member or Interest Holder against the Board of Managers, the liability of each Manager shall be joint and several. Multiple Managers shall have the right separately to agree on indemnification and contribution obligations among themselves.

          (d) Notwithstanding any other term or provision of this Operating Agreement, but subject to the terms and provisions of Section 18.3 of this Operating Agreement, the Company and/or its successor, trustee or receiver shall indemnify, defend and hold harmless every Manager and every person who at any time was but ceased to be a Manager, and the heirs, executors and administrators of every Manager and of every such person, against all claims, demands, actions, losses, liabilities, damages, costs and expenses, which after the date of this Operating Agreement arise out of the Company or its business or affairs, including reasonable attorneys' fees incurred in defending all such matters; provided, however, that, unless otherwise ordered by a court pursuant to Nevada Revised Statutes Section 86.421, this indemnification provision shall not apply to any of such claims, demands, actions, losses, liabilities, damages, costs or expenses that arise or result from, or otherwise are related to or based on, acts or omissions of a Manager that a final adjudication establishes involved intentional misconduct, fraud or a knowing violation of the law that was material to the cause of action subject to such final adjudication.

          (e) The satisfaction of the indemnification obligations of the Company under this Section 5.7 shall be from and limited to the assets of the Company, and no Member or Interest Holder shall have any personal liability for the satisfaction of any such indemnification obligation.

          (f) Notwithstanding any other term or provision of this Operating Agreement, the terms and provisions of this Section 5.7 cannot and shall not be amended or repealed under any circumstance, except as may be necessary to increase or expand (but not to reduce) the rights or protections under this
Section 5.7 of Managers or other persons referenced in this Section 5.7 to the maximum extent permitted by Chapter 86, as amended. No amendment or repeal of any term or provision of this Section 5.7 that otherwise would restrict or limit any right or protection of a Manager or other person under this Section 5.7 shall apply to or have any effect on any such right or protection of any Manager existing at the time of such amendment or repeal or of any person who at any time before such amendment or repeal was but ceased to be a Manager, or of the heirs, executors and administrators of any such Manager or other person.

     Section 5.8  Restrictions on Authority of Board of Managers and Chief
                  --------------------------------------------------------
Executive Officer, President and Presiding Manager.  Without the affirmative
- --------------------------------------------------
vote or written consent of the Members holding ONE HUNDRED PERCENT (100%) of the outstanding Membership Voting Interests, neither the Board of Managers nor the Chief Executive Officer, President and Presiding Manager shall directly or indirectly:

          (a) Do any act in contravention of this Operating Agreement, as amended from time to time;

          (b) Do any act that would make it impossible to carry on the ordinary business of the Company, provided that actions of the Managers in accordance with the purposes of the Company or rights and powers granted under this Operating Agreement shall not be considered to breach this clause; or

          (c)  Commingle funds of the Company with funds of any other person.

Notwithstanding any other term or provision of this Operating Agreement, the terms and provisions of this Section 5.8 cannot be amended or repealed unless such amendment or repeal first has been approved by the affirmative vote or written consent of the Members holding ONE HUNDRED PERCENT (100%) of the outstanding Membership Voting Interests.

     Section 5.9  Other Restrictions on Authority of Board of Managers and Chief
                  --------------------------------------------------------------
Executive Officer, President and Presiding Manager.  Without the affirmative
- --------------------------------------------------
vote or written consent of the Members holding more than SEVENTY FIVE PERCENT (75%) of the outstanding Membership Voting Interests, neither the Board of Managers nor the Chief Executive Officer, President and Presiding Manager shall directly or indirectly:

          (a) Amend the authorized number of Managers set forth in Section 5.1 of this Operating Agreement;

          (b) Cause the Company to merge or otherwise engage in any kind of business combination or reorganization with another entity or other person;

          (c) Approve, adopt and implement such new or additional incentive compensation policies and plans for the benefit of the Managers, officers, agents and/or employees of the Company that contemplate the issuance of any form of equity interest in the Company as described in subparagraph (c) of Section
5.4 of this Operating Agreement;

          (d) Cause the Company to enter into any joint venture or partnership or limited-liability company agreement as described in subparagraph (f) of
Section 5.4 of this Operating Agreement;

          (e) Cause the Company to enter into any loan that hypothecates property of the Company and that results in assets of the Company being hypothecated in excess of EIGHTY PERCENT (80%) of the fair market value of all assets of the Company as described in subparagraph (h) of Section 5.4 of this Operating Agreement and in subparagraph (a)(ix) of Section 5.11 of this Operating Agreement;

          (f) Cause or permit any new issuance and sale of Membership Interests by the Company, in any ONE (1) or more related or unrelated transactions; provided, however, that no new issuance and/or sale of Membership Interests by the Company, in any ONE (1) or more related or unrelated transactions, shall be effected or approved by the Board of Managers in any event unless with respect thereto the terms and provisions of Section 7.1 of this Operating Agreement first have been satisfied; provided further, however, that all of the preceding terms and provisions of this subparagraph (f) of this Section 5.9 shall not apply to any new issuance and sale of Membership Interests by the Company effected in accordance with the terms and provisions of Section 9.3 of this Operating Agreement;

          (g) Cause or permit any person or entity to which a new issuance and sale of Membership Interests has been made by the Company in accordance with the terms and provisions of subparagraph (f) of this Section 5.9 to become a Member by reason of or in connection with such new issuance of Membership Interests by the Company; provided, however, that all of the preceding terms of this subparagraph (g) of this Section 5.9 shall not apply to any new issuance and sale of Membership Interests by the Company effected in accordance with the terms and provisions of Section 9.3 of this Operating Agreement;

          (h) Possess Company property, or assign rights in specific Company property, for other than a Company purpose;

          (i) Purchase or lease Company property from the Company or sell or lease property to the Company;

          (j) Cause the Company to guarantee the indebtedness of any person or cause or suffer or permit any Company property to secure or become collateral for any indebtedness of any person other than the Company;

          (k) Cause the Company (or any parent or successor entity of the Company) to effect the registration with the Securities and Exchange Commission in compliance with the Securities Act, and/or the registration and/or qualification with state securities administrators in compliance with applicable state securities laws, of equity securities of the Company (or of any parent or successor entity of the Company), for the purpose of effecting public offerings of such securities, including, without limitation, secondary offerings of such securities, as described in subparagraph (m) of Section 5.4 of this Operating Agreement (all present and future Members hereby acknowledging that any such transaction may cause the Company thereafter to be taxed under the Internal Revenue Code as a corporation);

          (l) Cause the Company (or any parent or successor entity of the Company) to effect public offerings of equity securities of the Company (or of any parent or successor entity of the Company), including, without limitation, secondary offerings of such securities, as described in subparagraph (n) of
Section 5.4 of this Operating Agreement (all present and future Members hereby acknowledging that any such transaction may cause the Company thereafter to be taxed under the Internal Revenue Code as a corporation);

          (m) Request subsequent capital contributions from each Member and Interest Holder under Section 9.3 of this Operating Agreement; or

          (n) Cause or permit the Company at any time to have more than ONE HUNDRED (100) Members and/or Interest Holders (including as Members and Interest Holders those persons indirectly owning a Membership Interest through a partnership, limited-liability company, S corporation or grantor trust (such entity, a "Flow-Through Entity") but only if substantially all of the value of such person's interest in the Flow-Through Entity is attributable to the Flow-Through Entity's interest (direct or indirect) in the Company), as described in
Section 21.1 of this Operating Agreement.

Notwithstanding any other term or provision of this Operating Agreement, the terms and provisions of this Section 5.9 cannot be amended or repealed unless such amendment or repeal first has been approved by the affirmative vote or written consent of the Members holding more than SEVENTY FIVE PERCENT (75%) of the outstanding Membership Voting Interests.

     Section 5.10  Other Restrictions on Authority of Board of Managers and
                   --------------------------------------------------------
Chief Executive Officer, President and Presiding Manager.  Without the
- --------------------------------------------------------
affirmative vote or written consent of the Members holding more than FIFTY PERCENT (50%) of the outstanding Membership Voting Interests, neither the Board of Managers nor the Chief Executive Officer, President and Presiding Manager shall directly or indirectly:

          (a) Designate a new "Tax Matters Partner" as described in ARTICLE XX of this Operating Agreement.

     Section 5.11  Chief Executive Officer, President and Presiding Manager.
                   --------------------------------------------------------

          (a)  Authority.  The Chief Executive Officer, President and Presiding
               ---------
Manager shall have the general powers and duties of management usually vested in the office of Chief Executive Officer/President of a corporation and shall have such other powers and duties as may be prescribed by the Board of Managers or this Operating Agreement. Subject to the control of the Board of Managers with respect to Company matters requiring a vote of the Board of Managers under this Operating Agreement, the Chief Executive Officer, President and Presiding Manager is the general manager of the Company, shall have supervising authority over and may exercise general executive power concerning the supervision, direction and control of the day-to-day business and affairs of the Company and shall carry out the decisions voted on by the Board of Managers and/or by the Members, with the authority from time to time and at any time to delegate to any Assistant Presiding Manager or any other officer or executive employee of the Company such executive powers and duties as the Chief Executive Officer, President and Presiding Manager may deem advisable. Subject to the terms and provisions of Sections 5.8, 5.9 and 5.10 of this Operating Agreement and all other provisions of this Operating Agreement requiring approval of Company or Manager action by the affirmative vote or written consent of the Members holding a specified percentage of Membership Voting Interests, the Chief Executive Officer, President and Presiding Manager shall have authority to do all things necessary to carry on the day-to-day business and affairs of the Company and hereby is authorized to take any action of any kind and to do anything and everything that the Chief Executive Officer, President and Presiding Manager deems necessary or appropriate with respect to the day-to-day business and affairs of the Company in accordance with the terms and provisions of this Operating Agreement and applicable law. The Chief Executive Officer, President and Presiding Manager has authority to make all policies and decisions with respect to the day-to-day management and operation of the business and affairs of the Company, subject to the terms and provisions of Sections 5.8, 5.9 and 5.10 of this Operating Agreement and all other provisions of this Operating Agreement requiring approval of Company or Manager action by the affirmative vote or written consent of the Members holding a specified percentage of Membership Voting Interests. In addition to the general authority provided to the Chief Executive Officer, President and Presiding Manager in this Section 5.11, and without limiting the generality of any of the foregoing, the Chief Executive Officer, President and Presiding Manager shall have the following specific rights, subject to compliance with the other terms and provisions of this Operating Agreement:

               (i) On behalf of the Company, to acquire or lease such additional real or personal property as the Chief Executive Officer, President and Presiding Manager from time to time may deem appropriate or expedient for the operation of the business of the Company;

               (ii) On behalf of the Company, to develop and improve, or cause to be developed and improved, the property of the Company;

               (iii) To maintain, operate and lease the property of the Company and in connection therewith to execute and deliver on behalf of the Company (A) licenses or other contracts, (B) checks, drafts and other orders with respect to the payment of Company funds, (C) powers of attorney, consents, waivers and other documents necessary or desirable to procure licenses, permits, surface leases, rights of way and such other permits, licenses and leases as may be necessary to the conduct of the business of the Company and (D) all other agreements, documents and commitments relating to the affairs of the Company;

               (iv) In any single transaction or series of related transactions having a value of under FIVE MILLION DOLLARS ($5,000,000), on behalf of the Company, to contract to sell, sell, lease, exchange, grant any option on, convert to condominiums or otherwise transfer or dispose of any of the real or personal property of the Company or any portion thereof or any interest therein as from time to time may be deemed by the Chief Executive Officer, President and Presiding Manager to be appropriate or expedient, including the sale of time-sharing units and/or condominiums located on property of the Company;

               (v) On behalf of the Company, to select and remove such officers, agents and employees of the Company as may be deemed necessary or expedient and to assist with the management or operation of Company property, to prescribe such powers and duties for them as are not inconsistent with law, the Articles of Organization or this Operating Agreement and to fix their compensation;

               (vi) On behalf of the Company, to employ and terminate the services of such persons, firms, corporations or other entities, including any ONE (1) or more of the Members, for or in connection with the business of the Company or the acquisition, development, improvement, operation, maintenance, management, leasing, financing, refinancing, sale, exchange or other disposition of the property of the Company as may be deemed necessary or expedient and to assist with the management or operation of Company property and to perform Company administrative services, accounting services, independent auditing services, legal services and other services for the benefit of the Company;

               (vii) To institute, prosecute, defend and settle any legal or administrative action or proceeding on behalf of or against the Company having an actual or potential value of under FIVE MILLION DOLLARS ($5,000,000);

               (viii) In any single transaction or series of related transactions having a value of under FIVE MILLION DOLLARS ($5,000,000), on behalf of the Company, to acquire such real or tangible personal property and intangible property as may be necessary or desirable to carry on the business of the Company, and to sell, exchange or otherwise dispose of the same;

               (ix) In any single transaction or series of related transactions having a value of under FIVE MILLION DOLLARS ($5,000,000), on behalf of the Company, to enter into such loans, mortgages and other financing arrangements or rearrangements, and to grant such security interests in the assets of the Company, as may be necessary or desirable to carry on the business of the Company and to execute all documents, including chattel and real estate mortgages and deeds of trust, promissory notes, pledge agreements, assignments and other documents in connection with any such loan, mortgage, financing or refinancing. All of the foregoing powers may be exercised at such price, rental or amount, for cash, securities or other property, for such periods of time and under such terms as the Chief Executive Officer, President and Presiding Manager deems appropriate; provided, however, that, in accordance with the terms and provisions of subparagraph (e) of Section 5.9 of this Operating Agreement, any loan that hypothecates property of the Company and that results in assets of the Company being hypothecated in excess of EIGHTY PERCENT (80%) of the fair market value of all assets of the Company may only be entered into upon the prior approval by the affirmative vote or written consent of the Members holding more than SEVENTY FIVE PERCENT (75%) of the outstanding Membership Voting Interests;

               (x) On behalf of the Company, to operate, manage and collect income from any real property owned by the Company in accordance with this Operating Agreement;

               (xi) On behalf of the Company, to make any reasonable expenditure for the organization, operation and conduct of the business and affairs of the Company and to negotiate, execute, acknowledge, file, record, deliver and perform any agreement or instrument considered necessary or appropriate by the Chief Executive Officer, President and Presiding Manager for the conduct of the Company's business and affairs in accordance with this Operating Agreement or for the implementation of the powers granted to the Chief Executive Officer, President and Presiding Manager under this Operating Agreement;

               (xii) On behalf of the Company, to obtain or keep in force, or cause to be obtained and kept in force, fire and extended coverage, workmen's compensation and public liability insurance in favor of the Company reasonably necessary to cover risks associated with the operation of the business of the Company; and

               (xiii) On behalf of the Company, to invest Company funds in commercial paper, government securities, certificates of deposit, time deposits, bankers' acceptances, money market funds or similar investments having a maturity generally considered to be short term.

          (b)  General Obligations.  The Chief Executive Officer, President and
               -------------------
Presiding Manager shall:

               (i) Preside at all meetings of the Board of Managers and at all meetings of the Members;

               (ii) Take or cause to be taken all actions that may be necessary or appropriate for the development, maintenance, preservation and operation of the properties of the Company as a first class hotel and gaming casino and in accordance with the terms and provisions of this Operating Agreement and applicable laws and regulations;

               (iii) Execute and cause to be filed original or amended documents and take all other actions that reasonably may be necessary to perfect and maintain the status of the Company as a limited-liability company under the laws of the State of Nevada and of other states or jurisdictions in which the Company engages in business and, if required by law, execute and cause to be recorded appropriate original or amended documents in each county in each state in which the Company owns real property;

               (iv) Take such actions as may be necessary or appropriate in order to qualify the Company under the laws of any jurisdiction in which the Company is doing business or owns property or in which such qualification is necessary in order to protect the limited liability of the Members or in order to continue in effect such qualification;

               (v) At all times conduct the affairs of the Company in such a manner that the Company shall be able to service all debts and financial obligations of the Company;

               (vi) At all times use reasonable best efforts in the conduct of the business of the Company to put all suppliers and other persons with whom the Company does business on notice that the Members and the Interest Holders are not liable for the obligations of the Company, and all agreements to which the Company is a party shall include a statement to the effect that the Company is a Nevada limited-liability company organized under Chapter 86; provided, however, that the Chief Executive Officer, President and Presiding Manager shall not be liable to the Members or the Interest Holders for any failure to give such notice to such suppliers or other persons or for any such agreement to fail to contain such statement; and

               (vii) Use reasonable best efforts to assure that the Company shall not be deemed an "Investment Company" as such term is defined in the Investment Company Act of 1940, as amended.

     Section 5.12  Assistant Presiding Managers.  The Managers who are not
                   ----------------------------
appointed by the Board of Managers as the Chief Executive Officer, President and Presiding Manager shall be Assistant Presiding Managers. Any action taken by any Assistant Presiding Manager acting as such on behalf of the Company shall be subject to the control and direction of the Chief Executive Officer, President and Presiding Manager. Each Assistant Presiding Manager individually acting as such on behalf of the Company shall have no supervising authority over and may not exercise general executive power concerning the supervision, direction and control of the business and affairs of the Company except as authorized under contract or otherwise as may be necessary and as specifically authorized to carry out the decisions voted on by the Board of Managers and/or the decisions of the Chief Executive Officer, President and Presiding Manager.

     Section 5.13  Limitations on Manager Authority.  If the authorized number
                   --------------------------------
of Managers under Section 5.1 (as may be amended from time to time) is ONE (1), then such sole Manager shall hold the office of Chief Executive Officer, President and Presiding Manager, and no person shall hold the office of Assistant Presiding Manager. Notwithstanding any other term or provision of this Operating Agreement, if the authorized number of Managers under Section 5.1 is more than ONE (1), then, except as otherwise expressly provided in Chapter 86 (excluding Sections 86.301 and 86.311 of Chapter 86), (a) no debt or liability, in any single transaction or series of related transactions having a value equalling or exceeding FIVE MILLION DOLLARS ($5,000,000), may be contracted or incurred by or on behalf of the Company except upon the execution of the documents creating such debt or liability by both the Chief Executive Officer, President and

Presiding Manager and ONE (1) Assistant Presiding Manager; (b) instruments and documents providing for the acquisition, mortgage or disposition of property of the Company, in any single transaction or series of related transactions having a value equalling or exceeding FIVE MILLION DOLLARS ($5,000,000), shall be valid and binding on the Company only if executed by both the Chief Executive Officer, President and Presiding Manager and ONE (1) Assistant Presiding Manager; (c) debt or liability, in any single transaction or series of related transactions having a value of under FIVE MILLION DOLLARS ($5,000,000), may be contracted or incurred by or on behalf of the Company upon the execution of the documents creating such debt or liability solely by the Chief Executive Officer, President and Presiding Manager or solely by any Assistant Presiding Manager but in such latter case only as generally authorized under contract with the Company or otherwise as may be necessary and as specifically authorized to carry out the decisions voted on by the Board of Managers and/or the decisions or directions of the Chief Executive Officer, President and Presiding Manager; and (d) instruments and documents providing for the acquisition, mortgage or disposition of property of the Company, in any single transaction or series of related transactions having a value of under FIVE MILLION DOLLARS ($5,000,000), shall be valid and binding on the Company if executed solely by the Chief Executive Officer, President and Presiding Manager or solely by any Assistant Presiding Manager but in such latter case only as generally authorized under contract with the Company or otherwise as may be necessary and as specifically authorized to carry out the decisions voted on by the Board of Managers and/or the decisions or directions of the Chief Executive Officer, President and Presiding Manager. If the authorized number of Managers under Section 5.1 is ONE (1), then, except as otherwise expressly provided in Chapter 86 (excluding Sections 86.301 and 86.311 of Chapter 86), (i) no debt may be contracted or liability incurred by or on behalf of the Company except upon the execution of the documents creating such debt or liability by the Chief Executive Officer, President and Presiding Manager, and (ii) instruments and documents providing for the acquisition, mortgage or disposition of property of the Company shall be valid and binding on the Company only if executed by the Chief Executive Officer, President and Presiding Manager.

                                  ARTICLE VI

                               COMPANY OFFICERS

     Section 6.1  Authority.  The terms and provisions of this ARTICLE VI shall
                  ---------
not limit the general authority provided to the Chief Executive Officer, President and Presiding Manager by the terms and provisions of subparagraph
(a)(v) of Section 5.11 of this Operating Agreement. Notwithstanding any term or provision of this ARTICLE VI, no officer of the Company appointed under this
ARTICLE VI shall have any authority to contract or incur any debt or liability on behalf or in the name of the Company or to execute any instrument or document providing for the acquisition, mortgage or disposition of property of the Company, unless such officer also is a Manager of the Company, in which case such officer shall have such authority but only as provided in Section 5.13 of this Operating Agreement.

     Section 6.2  Appointment.  Except for such officers as may be appointed in
                  -----------
accordance with the terms and provisions of Section 6.3 of this Operating Agreement, the Board of Managers annually may appoint persons to hold the following respective offices and have the duties associated therewith. Any such officer of the Company may, but need not, be a Manager. Each such officer of the Company shall hold office until such officer resigns or is removed or otherwise is disqualified to serve, or until such officer's successor is appointed. Any single person can hold TWO (2) or more of the following offices and have the duties associated therewith.

          (a)  Vice Presidents.  Each Vice President of the Company shall have
               ---------------
such powers and perform such duties as from time to time may be prescribed for them by the Board of Managers or the Chief Executive Officer, President and Presiding Manager.

          (b)  Chief Financial Officer.  The Chief Financial Officer shall have
               -----------------------
the general powers and duties of management usually vested in the office of Chief Financial Officer of a corporation and shall have such other powers and duties as may be prescribed by the Board of Managers or the Chief Executive Officer, President and Presiding Manager.

          (c)  Secretary.  The Secretary shall have the general powers and
               ---------
duties of management usually vested in the office of Secretary of a corporation and shall have such other powers and duties as may be prescribed by the Board of Managers or the Chief Executive Officer, President and Presiding Manager.

     Section 6.3  Subordinate Officers, Employees and Agents.  Notwithstanding
                  ------------------------------------------
the terms and provisions of Section 6.2 of this Operating Agreement, the Chief Executive Officer, President and Presiding Manager shall have the right at any time and from time to time to appoint such other officers, employees and agents of the Company as the business of the Company may require in the discretion of the Chief Executive Officer, President and Presiding Manager, including, without limitation, a general manager for the Company's gaming casino operations, each of whom shall hold office for such period, have such authority and perform such duties as the Chief Executive Officer, President and Presiding Manager from time to time may determine.

     Section 6.4  Removal and Resignation.  Any officer may be removed, either
                  -----------------------
with or without cause, by the Board of Managers at any regular or special meeting of the Board of Managers, or, except in the case of an officer appointed by the Board of Managers, by the Chief Executive Officer, President and Presiding Manager (subject, in each case, to the rights, if any, of an officer under any contract of employment). Any officer may resign at any time by giving written notice to the Board of Managers or to the Chief Executive Officer, President and Presiding Manager or to the Secretary, without prejudice, however, to the rights, if any, of the Company under any contract to which such officer is a party. Any such resignation shall take effect on the date of the Company's receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 6.5  Vacancies.  A vacancy in any office because of death,
                  ---------
resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in this ARTICLE VI for appointments to such office.

     Section 6.6  Limitation of Liability and Indemnification of Company
                  ------------------------------------------------------
Officers.
- --------

          (a) No officer of the Company shall be liable to the Company or to the Members or to the Interest Holders for acts or omissions of such officer of the Company in connection with the business or affairs of the Company, including, without limitation, any breach of fiduciary duty of such officer as an officer of the Company, any mistake of judgment of such officer as an officer of the Company and any business decision of such officer as an officer of the Company, except for acts or omissions of such officer of the Company that a final adjudication establishes involved intentional misconduct, fraud or a knowing violation of the law that was material to the cause of action subject to such final adjudication.

          (b) Notwithstanding any other term or provision of this Operating Agreement, but subject to the terms and provisions of Section 18.3 of this Operating Agreement, the Company and/or its successor, trustee or receiver shall indemnify, defend and hold harmless every officer of the Company and every person who at any time was but ceased to be an officer of the Company, and the heirs, executors and administrators of every officer of the Company and of every such person, against all claims, demands, actions, losses, liabilities, damages, costs and expenses, which after the date of this Operating Agreement arise out of the Company or its business or affairs, including reasonable attorneys' fees incurred in defending all such matters; provided, however, that, unless otherwise ordered by a court pursuant to Nevada Revised Statutes Section 86.421, this indemnification provision shall not apply to any of such claims, demands, actions, losses, liabilities, damages, costs or expenses that arise or result from, or otherwise are related to or based on, acts or omissions of an officer of the Company that a final adjudication establishes involved intentional misconduct, fraud or a knowing violation of the law that was material to the cause of action subject to such final adjudication.

          (c) The satisfaction of the indemnification obligations of the Company under this Section 6.6 shall be from and limited to the assets of the Company, and no Member or Interest Holder shall have any personal liability for the satisfaction of any such indemnification obligation.

          (d) Notwithstanding any other term or provision of this Operating Agreement, the terms and provisions of this Section 6.6 cannot and shall not be amended or repealed under any circumstance, except as may be necessary to increase or expand (but not to reduce) the rights or protections under this
Section 6.6 of officers of the Company or other persons referenced in this
Section 6.6 to the maximum extent permitted by Chapter 86, as amended. No amendment or repeal of any term or provision of this Section 6.6 that otherwise would restrict or limit any right or protection of an officer of the Company or other person under this Section 6.6 shall apply to or have any effect on any such right or protection of any officer of the Company existing at the time of such amendment or repeal or of any person who at any time before such amendment or repeal was but ceased to be an officer of the Company, or of the heirs, executors and administrators of any such officer of the Company or other person.

                                  ARTICLE VII

                      RIGHTS AND RESTRICTIONS OF MEMBERS

     Section 7.1  Members' Preemptive Rights.  Each Member, and only a Member,
                  --------------------------
shall have a preemptive right for a period of THIRTY (30) days to subscribe for, purchase or otherwise acquire any Membership Interest or any other equity and/or voting interest in the Company that the Company and/or the Board of Managers at any time proposes to issue and/or sell or any right or option that the Company and/or the Board of Managers proposes to grant for the purchase of Membership Interests or any other equity and/or voting interest in the Company or for the purchase of documents, instruments, bonds, securities or obligations of the Company that are convertible into or exchangeable for, or that carry rights to subscribe for, purchase or otherwise acquire, Membership Interests or any other equity and/or voting interest in the Company, whether now or hereafter authorized or created, and whether the proposed issuance, sale or grant is for cash, property or any other lawful consideration. The Company shall transmit written notice (the "Preemptive Rights Notice") to every Member of any such proposed issuance, sale or grant of Membership Interests, other interests, rights or options (collectively, "New Securities"), stating (a) the exact amount and type of New Securities proposed to be issued, sold or granted, (b) the amount of the purchase price per New Security and for the total number of New Securities proposed to be issued, sold or granted and (c) the terms of the proposed issuance, sale or grant. Within THIRTY (30) days after the date of the Company's transmission of the Preemptive Rights Notice, any of the Members that desires to acquire all or any portion of the New Securities proposed to be issued, sold or granted (as specified in the Preemptive Rights Notice) shall deliver to the Company a written election to purchase such New Securities or a specified number thereof. If the total number of New Securities specified in such elections exceeds the number of New Securities to be issued, sold or granted (as specified in the Preemptive Rights Notice), then each such Member shall have priority, up to the number of New Securities specified in such Member's notice of election to purchase, to purchase such proportion of the New Securities to be issued, sold or granted (as specified in the Preemptive Rights Notice) as the Membership Voting Interests that such Member holds bears to the total Membership Voting Interests held by all of the Members electing to purchase. If New Securities out of the total number of the New Securities proposed to be issued, sold or granted (as specified in the Preemptive Rights Notice) remain after the application of the foregoing formula, then such remaining New Securities shall be allocated among the Members that have not received the number of New Securities specified in their notices of election to purchase in the proportion that the number of New Securities specified in each individual Member's notice of election to purchase less the number of New Securities allocated to that Member under the foregoing formula bears to the total number of New Securities in all such elections to purchase less all New Securities allocated to Members under the foregoing formula. If the Members do not purchase the total number of New Securities to be issued, sold or granted (as specified in the Preemptive Rights Notice) within the above-referenced THIRTY (30) day period, then, after the expiration of such THIRTY
(30) day period, but subject to all of the terms and provisions of this Section
7.1 and all other applicable terms and provisions of this Operating Agreement, such New Securities not purchased by the Members, but only such New Securities, may be issued, sold or granted by the Board of Managers, as the case may be, to such persons, entities, corporations, partnerships and associations as the Board of Managers in its discretion may determine, but only for the purchase price per New Security and under the exact terms specified in the Preemptive Rights Notice. If any Member transfers all or any portion of such Member's Membership Interest to a person who by reason of such transfer becomes an Interest Holder but is not admitted as a Member in accordance with the terms and provisions of
Section 14.2 or Section 14.5 of this Operating Agreement, then such Transferring Member shall continue to be a Member and retain all of the preemptive rights provided by this Section 7.1 theretofore associated with such transferred Membership Interest until such time (if any) as the transferee Interest Holder of such transferred Membership Interest (or such transferee Interest Holder's successor in interest) is admitted to the Company as a Member in accordance with the terms and provisions of Section 14.2 of this Operating Agreement. In every such case, the Transferring Member shall continue to be a Member and retain the preemptive rights provided by this Section 7.1 theretofore associated with the transferred Membership Interest of such Member even if such Member so has transferred such Members's entire Membership Interest to one or more assignees. The preemptive rights terms and provisions of this Section 7.1 cannot be amended or repealed unless such amendment or repeal first has been approved by the affirmative vote or written consent of the Members holding ONE HUNDRED PERCENT (100%) of the outstanding Membership Voting Interests. The preemptive rights terms and provisions of this Section 7.1 shall not apply to any transaction that is effected or proposed to be effected by the Company under any of subparagraphs
(i) through (n), inclusive, of Section 5.4 of this Operating Agreement or under
Section 9.3 of this Operating Agreement.

     Section 7.2  Public Offerings of Securities.  Provided that, in accordance
                  ------------------------------
with the terms and provisions of subparagraphs (k) and (l) of Section 5.9 of this Operating Agreement, it first has been reasonably proposed (a) that the Company (or any parent or successor entity of the Company) effect the registration and/or qualification of equity securities of the Company (or of any parent or successor entity of the Company) with the Securities and Exchange Commission and state securities administrators for the purpose of effecting an initial public offering of such securities and (b) that the Company (or any parent or successor entity of the Company) effect an initial public offering of equity securities of the Company (or of any parent or successor entity of the Company), and the Members holding more than SEVENTY FIVE PERCENT (75%) of the outstanding Membership Voting Interests have failed or refused to authorize or approve such proposal within THIRTY (30) days after such proposal is made, any Member that at that time is not a publicly-traded entity shall have the unrestricted right within SIX (6) months after such THIRTY (30) day period to commence the registration and/or qualification of equity securities of such Member with the Securities and Exchange Commission and state securities administrators for the purpose of effecting an initial public offering of such securities and to commence an initial public offering of such securities of such Member. At any time and from time to time after the consummation of any such initial public offering of a Member's equity securities, such Member shall have the unrestricted right to commence and effect additional public offerings of securities of any class of such Member as such Member in its sole and absolute discretion deems appropriate. Notwithstanding any other term or provision of this Operating Agreement, the terms and provisions of this Section 7.2 cannot be amended or repealed unless such amendment or repeal first has been approved by the affirmative vote or written consent of the Members holding more than SEVENTY FIVE PERCENT (75%) of the outstanding Membership Voting Interests.

     Section 7.3  Restrictions on Members.  No Member, otherwise than in such
                  -----------------------
Member's capacity as a Manager, without the written consent of the Members holding ONE HUNDRED PERCENT (100%) of the outstanding Membership Voting Interests, shall do any of the following:

          (a)  Borrow or lend money on behalf of the Company;

          (b) Purport to or sell, mortgage, lease or otherwise dispose of or encumber property of the Company;

          (c)  Purchase any real estate or equipment on behalf of the Company;
or

          (d) Exercise or represent to any third party that such Member as such has the right to exercise any of the powers of the Managers described in this Operating Agreement.

Notwithstanding any other term or provision of this Operating Agreement, the terms and provisions of this Section 7.3 cannot be amended or repealed unless such amendment or repeal first has been approved by the affirmative vote or written consent of the Members holding ONE HUNDRED PERCENT (100%) of the outstanding Membership Voting Interests.

     Section 7.4  Other Restrictions on Members.  No Member, without the written
                  -----------------------------
consent of the Members holding more than SEVENTY FIVE PERCENT (75%) of the outstanding Membership Voting Interests, shall hypothecate all or any portion of such Member's Membership Interest.

     Section 7.5  Admission of New Members.  Subject to all of the requirements
                  ------------------------
of applicable gaming law and securities law, and in accordance with the terms and provisions of subparagraph (g) of Section 5.9 of this Operating Agreement, new Members may be admitted to the Company from time to time in connection with the Company's issuance and sale of new Membership Interests in accordance with the terms and provisions of subparagraph (f) of Section 5.9 of this Operating Agreement by the affirmative vote or written consent of the existing Members holding more than SEVENTY FIVE PERCENT (75%) of the outstanding Membership Voting Interests. Subject to all of the requirements of applicable gaming law and securities law, new Members also may be admitted to the Company from time to time in connection with transfers of Membership Interests effected or to be effected in accordance with the terms and provisions of ARTICLE XIV of this Operating

Agreement but only in accordance with the terms and provisions of ARTICLE XIV of this Operating Agreement. Every new Member, before becoming such, shall complete, execute and deliver to the Company a securities law suitability questionnaire for review by legal counsel in order to ensure that the admission of such new Member as such to the Company can be and is effected in compliance with all applicable securities law. Every new Member (and such new Member's spouse, where applicable) shall execute and deliver to the Company and the Members and the Interest Holders a counterpart of this Operating Agreement, thereby binding such Member (and such Member's spouse, where applicable) to the terms and provisions of this Operating Agreement, and further shall execute such other documents and instruments as the Board of Managers deems necessary or appropriate for admission as a Member. Notwithstanding any other term or provision of this Operating Agreement, the terms and provisions of this Section
7.5 cannot be amended or repealed unless such amendment or repeal first has been approved by the affirmative vote or written consent of the Members holding more than SEVENTY FIVE PERCENT (75%) of the outstanding Membership Voting Interests.

     Section 7.6  Resignation of Members.  Subject to all of the requirements of
                  ----------------------
applicable gaming and other law, a Member may not resign from the Company as a Member before the dissolution and winding up of the Company in accordance with the terms and provisions of ARTICLE XVII of this Operating Agreement, except upon the transfer of a Member's entire Membership Interest to a Transferee in accordance with the terms and provisions of ARTICLE XIV in connection with which transfer such Transferee is admitted as a Member with respect to the entire Membership Interest so transferred, upon which event, the resignation of such Member shall be deemed to have occurred automatically.

                                 ARTICLE VIII

                            MEETINGS OF THE MEMBERS

     Section 8.1  Annual Meetings.  The annual meeting of the Members shall be
                  ---------------
held on the first day of June of each year at the hour of 10:00 a.m., beginning in the year 1997. If the date of the annual meeting falls on a legal holiday or Saturday or Sunday, then the annual meeting shall be held at the same time and place on the next day that is not a legal holiday or Saturday or Sunday.

     Section 8.2  Special Meetings.  Special meetings of the Members may be
                  ----------------
called at any time by any Manager or by Members holding more than TWENTY PERCENT (20%) of the outstanding Membership Voting Interests by delivering written notice of such meeting to the Managers.

     Section 8.3  Voting Rights; Membership Voting Interests.  Except as
                  ------------------------------------------
otherwise required by Chapter 86, for the purpose of voting or approving or taking action required or permitted to be taken or approved by the Members under this Operating Agreement, each Member, upon and after becoming such, shall have voting power equalling the percentage of all outstanding Membership Interests held by such Member and, if applicable, any assignee of such Member that has not been admitted as a Member under either Section 14.2 or Section 14.5 of this Operating Agreement, determined as of the date of giving notice of the meeting of the Members or as of the date of the notice for proposed action by written consent without a meeting of the Members. For all purposes of this Operating Agreement, such voting power of each Member shall constitute and be such Member's individual Membership Voting Interest. If any Member transfers all or any portion of such Member's Membership Interest to a person who by reason of such transfer becomes an Interest Holder but is not admitted as a Member in accordance with the terms and provisions of Section 14.2 or Section 14.5 of this Operating Agreement, then such Transferring Member shall continue to be a Member and retain the Membership Voting Interest theretofore associated with such transferred Membership Interest until such time (if any) as the transferee Interest Holder of such transferred Membership Interest (or such transferee Interest Holder's successor in interest) is admitted to the Company as a Member in accordance with the terms and provisions of Section 14.2 of this Operating Agreement, and in all events and for all purposes such Membership Voting Interest theretofore associated with such transferred Membership Interest shall continue to be, and shall continue to be considered, outstanding. In every such case, the Transferring Member shall continue to be a Member and retain the Membership Voting Interest theretofore associated with the transferred Membership Interest of such Member even if such Member so has transferred such Member's entire Membership Interest to one or more assignees. If any such assignee desires to make a further assignment of any Membership Interest, then such assignee shall be subject to all of the terms and provisions of this Operating Agreement to the same extent and in the same manner as any Member desiring to make such an assignment.

     Section 8.4  Notice.  The Managers shall cause written notice of the annual
                  ------
meeting and any special meeting of the Members to be given to each Member entitled to vote at such meeting, either in person or by first-class mail, postage pre-paid, not less than TEN (10) days nor more than SIXTY (60) days before such meeting. The notice shall specify the place, the day and the hour of such meeting. In addition, the notice for any special meeting shall specify the purpose or purposes for which such meeting is called. Notice shall be deemed delivered by first class mail if mailed to the address of each Member as such Member's address appears on the Company's records.

     Section 8.5  Waiver of Notice.  Any meeting of the Members, however called
                  ----------------
and noticed or wherever held, shall be as valid as if duly held after regular call and notice if a quorum is present at such meeting and, either before or after such meeting, each of the Members not present at such meeting signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the records or made a part of the minutes of the meeting.

     Section 8.6  Adjourned Meetings and Notice Thereof.  Any meeting of the
                  -------------------------------------
Members, annual, regular or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the Members holding more than FIFTY PERCENT (50%) of the outstanding Membership Voting Interests present in person or represented by proxy at such meeting, but in the absence of a quorum no other business may be transacted at such meeting. Other than by announcement at the meeting at which such adjournment is taken, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting; provided, however, that when any meeting of the Members, either annual, regular or special, is adjourned for THIRTY (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

     Section 8.7  Action by the Members; Meetings; Quorum; Vote Required.  The
                  ------------------------------------------------------
Members may vote only on matters as to which the Members are authorized to take action in accordance with this Operating Agreement or by applicable law and not subject to modification or waiver. Except as otherwise specifically provided herein, Members may vote on or approve a matter or take any action by the vote of Members at a meeting, in person or by proxy, or without a meeting by written consent. For any meeting of the Members, the presence in person or by proxy of Members holding more than FIFTY PERCENT (50%) of the outstanding Membership Voting Interests at the time of the action taken constitutes a quorum.

     Section 8.8  Action by Written Consent.  Any action may be taken by the
                  -------------------------
Members without a meeting if authorized by the written consent of the Members holding more than FIFTY PERCENT (50%) of the outstanding Membership Voting Interests or such higher percentage as required under Chapter 86 or this Operating Agreement. In no instance where action is authorized by written consent need a meeting of the Members be called or noticed.

     Section 8.9  Place of Meetings of the Members.  The meetings of the Members
                  --------------------------------
shall be held at the location provided for in the notice thereof.

                                  ARTICLE IX

                CAPITAL CONTRIBUTIONS AND MEMBERSHIP INTERESTS

     Section 9.1  Initial Capital Contributions.  The initial capital
                  -----------------------------
contributions of the Members shall be the amounts of the capital accounts of the Members as "Partners" (general and limited) of ELDORADO HOTEL ASSOCIATES LIMITED PARTNERSHIP, a Nevada limited partnership (the "Eldorado Limited Partnership"), immediately before and on the date of effectiveness of that certain merger to be consummated by and between the Eldorado Limited Partnership and the Company (the "Merger") by which the Eldorado Limited Partnership shall be merged with and into the Company, the separate legal existence of the Company thereupon shall continue, and the separate legal existence of the Eldorado Limited Partnership shall cease. As of the date of effectiveness of the Merger, the Company acknowledges having received all initial capital contributions of the Members, which, in accordance with this Section 9.1, have been or shall be credited to the Members' respective capital accounts as initial capital contributions to the capital of the Company.

     Section 9.2  Membership Interests.  Each Member's respective Membership
                  --------------------
Interest shall equal the percentage represented by the total capital contributed to the Company by such Member in relation to the total capital contributed to the Company by all of the Members in accordance with the terms and provisions of Section 9.1 of this Operating Agreement. The respective Membership Interests of the Members as of the effectiveness of the Merger are as follows:

          Member                            Membership Interest
          ------                            -------------------
     RECREATIONAL ENTERPRISES, INC.               55%

     HOTEL-CASINO MANAGEMENT, INC.                29%

     HOTEL CASINO REALTY INVESTMENTS, INC.         6%

     DONALD L. CARANO                              5%

     LUDWIG J. CORRAO                              5%

     Section 9.3  Subsequent Capital Contributions.  Subject to the terms of
                  --------------------------------
subparagraph (m) of Section 5.9 of this Operating Agreement, at any time and from time to time, the Board of Managers may request, but not require, that every Member and Interest Holder make additional contributions of capital to the Company. Each such request made to every Member and Interest Holder initially shall be for such proportion of the total additional contribution of capital requested from all of the Members and the Interest Holders as the Membership Interest that such Member or Interest Holder holds bears to the total Membership Interests held by all of the Members and the Interest Holders. If all of the Members and the Interest Holders do not make additional contributions of capital to the Company within TEN (10) days after being so requested, then those Members and Interest Holders who make such additional contributions of capital to the Company within that period (the "Contributing Members and Interest Holders") collectively and individually shall have the right and option within TEN (10) days after such initial TEN (10) day period to make more additional contributions of capital to the Company up to the total amount of contributions of capital to the Company requested in accordance with the foregoing but not made (the "Uncontributed Amount"), each Contributing Member and Interest Holder individually (a) first in such proportion of the total Uncontributed Amount as the Membership Interest that each Contributing Member or Interest Holder holds bears to the total Membership Interests held by all of the Contributing Members and Interest Holders but (b) ultimately in such proportion of the total Uncontributed Amount as the Membership Interest that each Contributing Member or Interest Holder electing to exercise such right and option holds bears to the total Membership Interests held by all of the Contributing Members and Interest Holders electing to exercise such right and option. The foregoing formula contemplates the possibility that, within such second TEN (10) day period, any ONE (1) of the Contributing Members or Interest Holders individually (if no other Contributing Member or Interest Holder elects to contribute any part of the Uncontributed Amount in accordance with the foregoing formula) may make an additional contribution of capital to the Company equalling the entire Uncontributed Amount. If certain Members and Interest Holders elect to make additional contributions of capital to the Company upon request in accordance with the foregoing terms and provisions, and certain other Members and Interest Holders elect not to make additional contributions of capital to the Company upon request in accordance with the foregoing terms and provisions, then the Membership Interests of Members and Interest Holders who elect to make such additional contributions of capital to the Company shall increase accordingly, and the Membership Interests of Members and Interest Holders who elect not to make such additional contributions of capital to the Company shall be diluted accordingly. The Board of Managers has no authority to, and shall not, request that any Member or Interest Holder make an additional contribution of capital to the Company except in accordance with the terms and provisions of this Section 9.3.

                                   ARTICLE X

                               CAPITAL ACCOUNTS

     Section 10.1  Composition of Capital Accounts.  Separate capital accounts
                   -------------------------------
shall be maintained by the Company for each Member and Interest Holder in accordance with Section 704(b) of the Internal Revenue Code and the Regulations promulgated thereunder, representing the Members' and the Interest Holders' respective capital contributions to the Company.

          (a) The capital account of each Member and Interest Holder shall consist of the original capital contribution credited by the Company to such Member's or Interest Holder's respective capital account in accordance with the terms and provisions of Sections 9.1 and 9.2 of this Operating Agreement, increased by the following:

               (i) The fair market value of additional capital contributions of property made by such Member or Interest Holder to the Company (net of liabilities secured by such contributed property to the extent that the Company under Section 752 of the Internal Revenue Code is considered to assume such liabilities or to take the contributed property subject to such liabilities);

               (ii) Additional cash and other forms of capital contributions made by such Member or Interest Holder in accordance with Section 9.3 of this Operating Agreement; and

               (iii) Such Member's or Interest Holder's share of the Net Profits and items of income and gain allocated to the Members and the Interest Holders in accordance with ARTICLE XI of this Operating Agreement, including income and gain as computed for book purposes in accordance with Regulations
Section 1.704-1(b)(2)(iv)(g).

          (b) The capital account of each Member and Interest Holder shall be decreased by the following:

               (i) The amount of money distributed to such Member or Interest Holder by the Company in accordance with ARTICLE XIII of this Operating Agreement;

               (ii) The fair market value of property distributed to such Member or Interest Holder by the Company (net of liabilities secured by such property to the extent that such Member or Interest Holder under Section 752 of the Internal Revenue Code is considered to assume such liabilities or to take such property subject to such liabilities); and

               (iii) Allocations to such Member or Interest Holder of Net Losses and Company deductions, including Net Losses and Company deductions computed for book purposes described in Regulations Section 1.704-1(b)(2)(iv)(g).

          (c) In cases where Section 704(c) of the Internal Revenue Code applies to property of the Company, the Members' and the Interest Holders' capital accounts shall be adjusted in accordance with Regulations Section 1.704-1(b)(2)(iv)(g) for allocations to the Members and the Interest Holders of depreciation, depletion, amortization, gain and losses, as computed for book purposes, with respect to such property.

          (d) The capital accounts of the Members and the Interest Holders may be adjusted to reflect a revaluation of Company property (including intangible assets such as goodwill) on the Company's books to the extent provided in Regulations Section 1.704-1(b)(2)(iv)(f).

          (e) The Tax Matters Partner may make all elections for federal income tax purposes, including an election to adjust the basis of the Company's property in accordance with Sections 734, 743 and 754 of the Internal Revenue Code, in the event of a transfer of a Membership Interest or a distribution of property by the Company. The Members' and Interest Holders' capital accounts shall be adjusted to the extent provided in Regulations Section 1.704-1(b)(2)(iv)(m).

          (f) The terms and provisions of this Operating Agreement regarding the maintenance of capital accounts are intended to comply with Section 704(b) of the Internal Revenue Code as amended from time to time ("Section 704(b)") and the Regulations (especially Regulations Section 1.704-1(b)) as amended from time to time, and shall be interpreted and applied in a manner consistent with
Section 704(b) and the Regulations. In the event that the Board of Managers and/or the Tax Matters Partner determines that it is necessary to modify the manner in which the capital accounts, or debits or credits thereto, are computed in order to comply with
Section 704(b) and the Regulations, the Board of Managers and/or the Tax Matters Partner may make such modification, provided that such modification is not likely to have a material effect on the amounts distributable to any Member or Interest Holder under ARTICLE XIII of this Operating Agreement or upon the dissolution of the Company. If the Board of Managers and/or the Tax Matters Partner determines that such adjustments are necessary under Regulations Section 1.704-1(b)(2)(iv), the Board of Managers and/or the Tax Matters Partner shall adjust the amounts debited or credited to capital accounts with respect to (a) any property contributed to the Company or distributed to the Members and the Interest Holders and (b) any liability that is secured by such contributed or distributed property or that is assumed by the Company. The Board of Managers and/or the Tax Matters Partner also shall make necessary modifications to the capital accounts if unanticipated events otherwise might cause this Operating Agreement not to comply with Regulations Section 1.704-1(b); provided, however, that the Board of Managers and/or the Tax Matters Partner shall consult with the Members before doing so to the extent feasible.

     Section 10.2  No Withdrawal or Return of Capital Contribution.  Except as
                   -----------------------------------------------
otherwise expressly provided in this Operating Agreement, no Member or Interest Holder shall have the right to withdraw or receive any return of such Member's or Interest Holder's capital contribution made to the Company.

     Section 10.3  Transfer of Membership Interest.  In the event that any
                   -------------------------------
Membership Interest is transferred in accordance with the terms and provisions of this Operating Agreement, the Transferee shall succeed to the capital account of the Transferring Member to the extent that such capital account relates to the transferred Membership Interest.

                                  ARTICLE XI

                              PROFITS AND LOSSES

     Section 11.1  Net Profits and Losses.  After giving effect to the special
                   ----------------------
allocations set forth in Sections 11.2 and 11.3 of this Operating Agreement, Net Profits and Net Losses shall be allocated and credited to the Members' and Interest Holders' respective capital accounts in proportion to their respective Membership Interests.

     Section 11.2  Special Allocations.  Notwithstanding Section 11.1 of this
                   -------------------
Operating Agreement:

          (a) If there is a net decrease in Company Minimum Gain or Member Minimum Gain during any fiscal year of the Company, then the Members and the Interest Holders shall be allocated items of Company income and gain for such fiscal year (and, if necessary, for subsequent fiscal years) in accordance with Regulations Section 1.704-2(f) or Section 1.704-2(i)(4), as applicable.

          (b) Any Member Nonrecourse Deductions for any fiscal year shall be specially allocated to the Members and the Interest Holders who bear the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable, in accordance with Regulations
Section 1.704-2(j).

          (c) Items of Company income and gain shall be allocated to the Members and Interest Holders in accordance with the "qualified income offset" requirements of Regulations Section 1.704-1(b)(2)(ii)(d).

          (d) To the extent that any allocation of losses would cause or increase an Adjusted Capital Account Deficit as to any Member or Interest Holder, such allocation of losses shall be reallocated among the other Members and Interest Holders in proportion to their respective Membership Interests, but in a manner that will not produce an Adjusted Capital Account Deficit as to any other Member or Interest Holder.

     Section 11.3  Curative Allocations.  The allocations set forth in Section
                   --------------------
11.2 of this Operating Agreement (the "Regulatory Allocations") are intended to comply with certain requirements of Section 704 of the Internal Revenue Code and the Regulations promulgated thereunder. Notwithstanding any other provision of
Section 11.1, the Regulatory Allocations shall be taken into account in allocating other profits, losses and items of income, gain, loss and deduction among the Members and the Interest Holders so that, to the extent possible, the net amount of such Regulatory Allocations of other profits, losses and other items and the Regulatory Allocations to each Member and Interest Holder shall be equal to the net amount that would have been allocated to each such Member and Interest Holder if the Regulatory Allocations had not occurred.

     Section 11.4  Federal Income Tax.  It is the intent of the Company and all
                   ------------------
of the Members that the Company shall be governed by the applicable terms and provisions of Subchapter K of Chapter 1 of the Internal Revenue Code as amended from time to time ("Subchapter K") and similar terms and provisions of state tax laws. No election shall be made by the Company, the Board of Managers, the Tax Matters Partner, any Member or any Interest Holder to be excluded from the application of the terms and provisions of Subchapter K or from similar state tax laws.

     Section 11.5  Other Allocation Rules.  For any fiscal year of the Company
                   ----------------------
during which a Membership Interest is assigned by any Member or Interest Holder, the portion of the Net Profits or Net Losses that is allocable in respect of such Membership Interest shall be apportioned between the assignor and the assignee on any basis selected by the Board of Managers, provided that such basis is permitted by Section 706(d)(2) of the Internal Revenue Code.

     Section 11.6  Tax Allocations.
                   ---------------

          (a) Except as otherwise provided in this Section 11.6, each item of income, gain, loss and deduction shall be allocated for income tax purposes among the Members and the Interest

Holders in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to the terms and provisions of this ARTICLE XI.

          (b) Notwithstanding subparagraph (a) of this Section 11.6, income, gain, loss and deduction with respect to property contributed to the Company by a Member shall be allocated among the Members, pursuant to Regulations promulgated under Section 704(c) of the Internal Revenue Code, so as to take account of the variation, if any, between the adjusted basis of such property to the Company and its initial value. The Company shall account for such variation under any method approved under Section 704(c) of the Internal Revenue Code and the applicable Regulations as chosen by the Board of Managers. If the value of any Company asset is adjusted pursuant to subparagraph (d) of Section 10.1 of this Operating Agreement, then subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset for federal income tax purposes and its value in the same manner as under Section 704(c) of the Internal Revenue Code and the applicable Regulations, consistent with the requirements of Regulations Section 1.704-1(b)(2)(iv)(g), using any method approved under
Section 704(c) of the Internal Revenue Code and the applicable Regulations, as chosen by the Board of Managers. Allocations pursuant to this subparagraph (b) of this Section 11.6 are solely for the purposes of federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, the capital account of any Member or Interest Holder or any Member's or Interest Holder's share of Net Profits, Net Losses, other tax items or distributions pursuant to any provision of this Operating Agreement.

                                  ARTICLE XII

                                  NO INTEREST

     No Member or Interest Holder will be credited with interest on such Member's or Interest Holder's capital account.

                                 ARTICLE XIII

                           DISTRIBUTIONS TO MEMBERS

     Section 13.1  Distributions.  The Board of Managers shall determine the
                   -------------
amount of cash, if any, available for distribution to the Members and the Interest Holders at such times as the Board of Managers deems advisable. The distribution shall be based on all relevant factors, including, without limitation, the operating expenses and debt service of the Company, sums expended by the Company for capital expenditures and a reasonable reserve for working capital.

     Section 13.2  Amount of Distributions.  Notwithstanding any other provision
                   -----------------------
of this Operating Agreement, no distribution to the Members or the Interest Holders or to any other person shall be made if, after the distribution is made, the assets of the Company are less than all liabilities of the Company, except liabilities to Members or Interest Holders on account of their capital contributions.

     Section 13.3  Allocation of Distributions.  Distributions made shall be
                   ---------------------------
made in proportion to the Members' and Interest Holders' Membership Interests as of the date of distribution, unless otherwise agreed by the vote or written consent of the Members holding ONE HUNDRED PERCENT (100%) of the outstanding Membership Voting Interests.

     Section 13.4  Mandatory Distributions.  Except as provided in Section 13.2
                   -----------------------
of this Operating Agreement, the Board of Managers on an annual basis shall distribute to each Member an amount equal to that Member's allocable share of Net Profits for the applicable year multiplied by the highest marginal income tax rate applicable to individuals under the Internal Revenue Code; provided, however, that this Section 13.4 shall have no application or force or effect upon and after any event that causes the Company thereafter to be taxed under the Internal Revenue Code as a corporation.

                                  ARTICLE XIV

               RESTRICTIONS ON TRANSFER OF MEMBERSHIP INTERESTS

THE TERMS AND PROVISIONS OF THIS ARTICLE XIV ARE SUBJECT TO THE TERMS AND PROVISIONS OF ARTICLE XV OF THIS OPERATING AGREEMENT.

     Section 14.1  Options and Rights to Purchase.  Except as otherwise provided
                   ------------------------------
in this Operating Agreement, no Transferring Member shall sell, transfer, assign or otherwise dispose of all or any portion of such Transferring Member's Membership Interest to any proposed Transferee (a "Proposed Transferee") without first offering to sell such Membership Interest to the Company and the Members in the manner provided in this Section 14.1. The Transferring Member shall send to the Company a written offer executed by the Proposed Transferee (the "Proposed Transferee's Written Offer") stating (a) the exact Membership Interest to be purchased by the Proposed Transferee, (b) the amount of the purchase price, (c) the terms of the purchase and (d) the qualifications of the Proposed Transferee, if any, required to own a Membership Interest.

     Within THIRTY (30) days after the Company's receipt of the Proposed Transferee's Written Offer (the "Company's Option Period"), the Company shall have the option and right to purchase all, and only all, of the Membership Interest of the Transferring Member described in the Proposed Transferee's Written Offer under the terms set forth in the Proposed Transferee's Written Offer; provided, however, that such option and right to purchase of the Company shall be NULL and VOID if the sale to the Company of the Membership Interest of the Transferring Member described in the Proposed Transferee's Written Offer would result in the Company having only ONE (1) Member. Whether or not the Company shall exercise such option and right to purchase shall be determined by the vote or written consent of the Members holding more than FIFTY PERCENT (50%) of the outstanding Membership Voting Interests, excluding the outstanding Membership Voting Interests held by the Transferring Member.

     Within FIVE (5) days after the Company's failure or election not to exercise the Company's option and right to purchase provided by this Section
14.1 (for any reason, including that such right and option is NULL and VOID under the immediately-preceding paragraph hereof), the Board of Managers shall forward to each of the Members a copy of the Proposed Transferee's Written Offer together with a statement that the Company has failed or elected not to exercise the Company's option and right to purchase (such statement of the Company, for the purposes of this Section 14.1, the "Company's Statement"), who collectively and individually then shall have the right and option, but no obligation, to purchase all, and only all, of the Membership Interest of the Transferring Member described in the Proposed Transferee's Written Offer under the terms set forth in the Proposed Transferee's Written Offer. Any Member desiring to acquire all or a portion of the Membership Interest of the Transferring Member described in the Proposed Transferee's Written Offer shall deliver to the Board of Managers a written election to purchase such Membership Interest of the Transferring Member or a specified portion thereof within THIRTY (30) days after the date of the Company's Statement (such THIRTY (30) day period, for the purposes of this Section 14.1, the "Members' Option Period"). If, in accordance with the immediately-preceding sentence hereof, the Company during the Members' Option Period receives notice from Members electing to purchase in the aggregate more than the Membership Interest of the Transferring Member described in the Proposed Transferee's Written Offer, then each purchasing Member shall have priority, up to the amount of such Membership Interest of the Transferring Member specified in such purchasing Member's notice, to purchase such proportion of such Membership Interest of the Transferring Member as such purchasing Member's Membership Interest bears to the total Membership Interests held by Members electing to purchase.

     Within FOURTEEN (14) days after the expiration of the Members' Option Period, the Board of Managers shall notify each purchasing Member as to what extent, if at all, such purchasing Member's election was effective. Each such purchasing Member shall satisfy the terms and conditions of the purchase within TWENTY ONE (21) days after receipt of such Board of Managers' notification.

     If, in accordance with the foregoing terms and provisions of this Section 14.1, neither the Company nor the Members have elected to exercise their option and right to purchase all of the Membership Interest of the Transferring Member described in the Proposed Transferee's Written Offer, then (provided that, in accordance with subparagraph (d) of Section 17.1 of this Operating Agreement, such sale, transfer, assignment or other disposition does not cause the Company to dissolve), subject to the remaining terms and provisions of this Section 14.1 and the terms and provisions of Section 14.2 of this Operating Agreement, the Transferring Member may sell, transfer, assign or otherwise dispose of such Membership Interest of the Transferring Member to the Proposed Transferee under the exact terms specified in the Proposed Transferee's Written Offer. Notwithstanding the foregoing, the Transferring Member's sale, transfer, assignment or other disposition of such Membership Interest of the Transferring Member to the Proposed Transferee under the exact terms specified in the Proposed Transferee's Written Offer shall be conditioned (the "Gaming Approval Condition") on the receipt by the Proposed Transferee, in accordance with the terms and provisions of ARTICLE XV of this Operating Agreement, of a license (a "Nevada Gaming License") to hold an ownership interest in a gaming licensee in the State of Nevada unless otherwise provided by the Nevada Gaming Control Act as set forth in Nevada Revised Statutes, Chapter 463.9, as amended from time to time, and the regulations adopted pursuant thereto (the "Nevada Gaming Control Act"). Within SIXTY (60) days after the expiration of the Members' Option Period, the Proposed Transferee shall file with the Nevada Gaming Control Board and the Nevada Gaming Commission an application for a Nevada Gaming License (the "Nevada Gaming License Application"). The Nevada Gaming License Application shall comply with the requirements of the Nevada Gaming Control Act. The Proposed Transferee shall prosecute the Nevada Gaming License Application with all reasonable diligence and otherwise use best efforts to obtain the Nevada Gaming License as expeditiously as practicable, without delay. Notwithstanding the foregoing, under no circumstance shall the Proposed Transferee have more than ONE HUNDRED EIGHTY (180) days after the date of filing of the Nevada Gaming License Application with the Nevada Gaming Control Board and the Nevada Gaming Commission to obtain a Nevada Gaming License. If, in accordance with the foregoing terms and provisions of this Section 14.1, the Transferring Member does not sell, transfer, assign or otherwise dispose of the Membership Interest of the Transferring Member described in the Proposed Transferee's Written Offer to the Proposed Transferee under the exact terms specified in the Proposed Transferee's Written Offer within TWO HUNDRED FIFTY (250) days after the expiration of the Members' Option Period, then the Transferring Member shall, before so selling, transferring, assigning or otherwise disposing of such Membership Interest of the Transferring Member to the Proposed Transferee or any other Transferee, re-offer such Membership Interest of the Transferring Member to the Company and the Members in the manner provided in this Section 14.1.

     Section 14.2  Substitute Members; Rights of Transferees.  Notwithstanding
                   -----------------------------------------
any other term or provision of this Operating Agreement, a Transferee upon receipt of a Membership Interest shall become a Member only if and when each of the following conditions is satisfied:

          (a) The Transferring Member of the Membership Interest transferred shall send written notice to the other Members requesting the admission of the Transferee as a substitute Member with respect to the Membership Interest transferred and setting forth the name and address of the Transferee, the Membership Interest transferred and the effective date of the transfer; provided, however, that the foregoing shall not apply to any transfer of a Membership Interest to a Proposed Transferee under Section 14.1 of this Operating Agreement or to any transfer of all or any portion of a Membership Interest effected under Section 14.5 of this Operating Agreement (except as otherwise provided therein);

          (b) Not less than a "majority in interest" (as hereinafter defined) of the Members (excluding the Transferring Member) shall approve of the Transferring Member's sale, transfer, assignment or other disposition to the Transferee of the Transferring Member's Membership Interest so transferred and consent in writing to the admission of such Transferee as a Member, which approval and consent may be given or withheld by any Member in the sole and absolute discretion of such Member; provided, however, that, with respect to any sale, transfer, assignment or other disposition to a Proposed Transferee under Section 14.1 of this Operating Agreement, the Members (excluding the Transferring Member) shall vote on such sale, transfer, assignment or other disposition and the admission of such Proposed Transferee as a Member at a special meeting or in writing by no later than TEN (10) days after the expiration of the Members' Option Period as defined in Section 14.1 of this Operating Agreement. For the purposes of this subparagraph (b) of this Section 14.2, the term "majority in interest" means a majority in interest in profits of the Members, which is based on Membership Interests;

          (c) The Transferee (and such Transferee's spouse, where applicable) shall execute and deliver to the Company and the Members and the Interest Holders a counterpart of this Operating Agreement, thereby binding such Transferee (and such Transferee's spouse, where applicable) to the terms and provisions of this Operating Agreement, and further shall execute such other documents and instruments as the Board of Managers deems necessary or appropriate for admission of the Transferee as a substitute Member; and

          (d) Unless the Board of Managers approves otherwise, the Transferee shall reimburse the Company for all reasonable accounting, legal and other expenses incurred by the Company in connection with the transfer of a Membership Interest to such Transferee and the admission of such Transferee as a Member.

If a sale, transfer, assignment or other disposition of a Membership Interest to a Transferee under this ARTICLE XIV is approved and the admission of such Transferee as a Member is consented to as required by subparagraph (b) of this
Section 14.2, then such Transferee shall be admitted to all of the rights and powers of a Member, including holding a Membership Voting Interest, and shall be subject to all of the restrictions and liabilities of the Transferring Member; provided, however, that, in accordance with Nevada Revised Statutes Section 86.351, in every such event the Transferring Member is not released from liability to the Company. Until such time, if any, as a Transferee is admitted to the Company as a substitute Member in accordance with the terms and provisions of this Section 14.2, (i) such Transferee shall be an assignee only, and such Transferee only shall receive, to the extent transferred, the distributions and allocations of income, gain, loss, deduction, credit or similar item to which the Transferring Member that transferred its Membership Interest to such Transferee would be entitled, and (ii) such Transferee shall not be entitled or enabled to exercise any other right or power of a Member, all of such other rights and powers remaining with the Transferring Member. In every such case, the Transferring Member shall continue to be a Member and retain all rights as such theretofore associated with the transferred Membership Interest of such Member even if such Member so has transferred such Member's entire Membership Interest to one or more assignees. If any such Transferee desires to make a further assignment of any Membership Interest, then such Transferee shall be subject to all of the terms and provisions of this

Operating Agreement to the same extent and in the same manner as any Member desiring to make such an assignment.

     Section 14.3  Additional Conditions to Transfer.  Notwithstanding the terms
                   ---------------------------------
and provisions of Section 14.1 of this Operating Agreement, no Member shall have the right voluntarily or involuntarily to sell, transfer, assign or otherwise dispose of all or any portion of any Membership Interest, and no such purported sale, transfer, assignment or other disposition need be recognized by the Company, unless all of the following conditions are satisfied:

          (a) The sale, transfer, assignment or other disposition shall not of itself cause the Company to be in default under any indebtedness of the Company;

          (b) The Transferring Member shall deliver to the Company an opinion in form and substance and from legal counsel reasonably acceptable to the Board of Managers stating that such sale, transfer, assignment or other disposition does not violate any federal securities law, or any applicable gaming law, the Transferee shall deliver such additional documents respecting the Transferee's investor suitability and other legal or investment matters as the Board of Managers reasonably may require, including, without limitation, the suitability questionnaire referred to in Section 7.5 of this Operating Agreement, and the Company shall have no duty to participate in, cause or pay for any registration or qualification procedure under federal or state securities law;

          (c) The Transferring Member shall deliver to the Company a fully-executed written agreement of sale, transfer, assignment or other disposition that sets forth the name, address and social-security or taxpayer-identification number of the Transferee and the terms of such sale, transfer, assignment or other disposition, provided that such terms shall not conflict with any provision of this Operating Agreement; and

          (d) The Transferee (and such Transferee's spouse, where applicable), whether or not admitted to the Company as a Member under this Operating Agreement, shall execute and deliver to the Company and the Members and the Interest Holders a counterpart of this Operating Agreement, thereby binding the Transferee (and such Transferee's spouse, where applicable) to the terms and provisions of this Operating Agreement.

     Section 14.4  Permitted Transfers.  Notwithstanding Section 14.1 of this
                   -------------------
Operating Agreement, but subject to the terms and provisions of Section 14.2 of this Operating Agreement and all of the requirements of applicable gaming law and securities law, any Member at any time and from time to time may transfer all or any portion of such Member's Membership Interest to any of the persons or entities listed in subparagraphs (a) through (c), inclusive, of this Section 14.4:

          (a)  To the Company;

          (b)  To any other existing Member; and/or

          (c) To any ONE (1) or more entities that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, any ONE (1) or more of the Members, whether or not such Members, immediately before such transfer, are the owners of the Membership Interests so transferred.

     Section 14.5  Special Permitted Transfers.  Notwithstanding Section 14.1 of
                   ---------------------------
this Operating Agreement, but subject to all of the requirements of applicable gaming law and securities law, all or any portion of the Membership Interests (individually, a "Specially-Permitted Transferable Membership Interest," and, collectively, the "Specially-Permitted Transferable Membership Interests") originally issued to and respectively held as of the date of this Operating Agreement by, and only by, Donald L. Carano and Ludwig J. Corrao (individually, a "Current Individual Member," and, collectively, the "Current Individual Members") may be transferred, subject to the limitation set forth below in this
Section 14.5, at any time and from time to time by the Current Individual Members and any of the persons or entities listed in subparagraphs (a) through
(c), inclusive, of this Section 14.5 to any of the persons or entities listed in subparagraphs (a) through (c), inclusive, of this Section 14.5 (individually, a "Specially-Permitted Transferee," and, collectively, the "Specially-Permitted Transferees"). For the purposes of this Section 14.5, the term "Specially-Permitted Transferable Membership Interests" (i) shall not include Membership Interests acquired by either of the Current Individual Members after the date of this Operating Agreement and (ii) shall not include Membership Interests acquired by any other person or entity after the date of this Operating Agreement unless (a) such other person or entity is a Specially-Permitted Transferee, and (b) such Membership Interests consist of all or any portion of the Membership Interests originally issued to and respectively held by the Current Individual Members as of the date of this Operating Agreement, in which case such Membership Interests so acquired by such Specially-Permitted Transferee shall be included in the term "Specially-Permitted Transferable Membership Interests" for the purposes of this Section 14.5. Notwithstanding any other term or provision of this Operating Agreement, but subject to the limitation set forth below in this Section 14.5, all current Members holding ONE HUNDRED PERCENT (100%) of the outstanding Membership Voting Interests, and all future Members effective immediately upon their execution and delivery to the Company of a counterpart of this Operating Agreement, hereby irrevocably approve by their affirmative written consent (the execution and delivery of this Operating Agreement or any counterpart of this Operating Agreement constituting such written consent for this purpose) any transfer of all or any portion of the Specially-Permitted Transferable Membership Interests effected under this
Section 14.5 and the admission as Members of any or all of the persons or entities listed in subparagraphs (a) through (c), inclusive, of this Section
14.5 upon the receipt by such persons or entities of all or any portion of such

Specially-Permitted Transferable Membership Interests so transferred. In the alternative, notwithstanding any other term or provision of this Operating Agreement, but subject to the limitation set forth below in this Section 14.5, all current Members, and all future Members effective immediately upon their execution and delivery to the Company of a counterpart of this Operating Agreement, hereby irrevocably agree and bind themselves to be obligated, upon request at any time and from time to time by any holder of Specially-Permitted Transferable Membership Interests, such request being made in the sole and absolute discretion of such holder of Specially-Permitted Transferable Membership Interests, to approve by their affirmative written consent any transfer of all or any portion of the Specially-Permitted Transferable Membership Interests effected under this Section 14.5 and the admission as Members of any or all of the persons or entities listed in subparagraphs (a) through (c), inclusive, of this Section 14.5 upon the receipt by such persons or entities of all or any portion of such Specially-Permitted Transferable Membership Interests so transferred.

          (a) To any ONE (1) or more entities that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, any ONE (1) or more of the Members, whether or not such Members, immediately before such transfer, are the owners of the Specially-Permitted Transferable Membership Interest so transferred;

          (b) To any ONE (1) or more of the respective children and/or other lineal descendants of the holder of the Specially-Permitted Transferable Membership Interest, by inter-vivos transfer, devise, bequest, declaration of trust (with the trustee of such trust being obligated under the terms of such trust to hold such transferred Specially-Permitted Transferable Membership Interest subject to the terms and provisions of this Operating Agreement) or any other means; and/or

          (c) To a revocable living trust for the benefit of the holder of the Specially-Permitted Transferable Membership Interest to the extent allowed by local law (with the trustee of such revocable living trust being obligated under the terms of such trust to hold such transferred Specially-Permitted Transferable Membership Interest subject to the terms and provisions of this Operating Agreement).

Notwithstanding any other term or provision of this Operating Agreement, but subject to the limitation set forth below in this Section 14.5, effective immediately upon any sale, transfer, assignment or other disposition of all or any portion of a Specially-Permitted Transferable Membership Interest effected under this Section 14.5 to any of the persons or entities listed in subparagraphs (a) through (c), inclusive, of this Section 14.5, such person or entity shall be admitted to all of the rights and powers of a Member, including holding a Membership Voting Interest, and shall be subject to all of the restrictions and liabilities of the Transferring Individual Member; provided, however, that, in accordance with Nevada Revised Statutes Section 86.351, in every such event the Transferring Member is not released from liability to the Company.

     Notwithstanding the foregoing terms and provisions of this Section 14.5, but subject to the immediately-following sentence hereof, all of the foregoing terms and provisions of this Section 14.5 shall be NULL and VOID and of no force or effect whatsoever if at any time the holders of the Specially-Permitted Transferable Membership Interests own in the aggregate more than SEVENTY PERCENT (70%) of all Membership Interests outstanding. The immediately-preceding sentence shall not have any force or effect during time periods beginning on or after the effective date (if any) of final Regulations promulgated by the United States Treasury Department pursuant to Section 7701 of the Internal Revenue Code if (i) such Regulations are promulgated in a form that is substantially similar to the Regulations proposed by the United States Treasury Department on or about May 9, 1996 (Proposed Regulations Sections 1.7701-1 through 1.7701-3) and (ii) the Company has obtained an opinion from its tax counsel to the effect that, based on such final Regulations, the transferability of Specially-Permitted Transferable Membership Interests under this Section 14.5 will not adversely affect the treatment of the Company as a partnership for United States federal income tax purposes.

     Section 14.6  Transfer Upon Death of Individual Member.  Provided that, in
                   ----------------------------------------
accordance with subparagraph (d) of Section 17.1 of this Operating Agreement, such event does not cause the Company to be dissolved, and subject to the terms and provisions of Section 14.2 and Section 14.5 of this Operating Agreement, within a period beginning with the death of any individual Member (a "Decedent Individual Member") and ending ONE HUNDRED EIGHTY (180) days after the qualification of the Decedent Individual Member's executor or administrator, the Company shall have the right and option, but no obligation, to purchase all, and only all, of the Decedent Individual Member's Membership Interest for the purchase price determined under Section 14.8 of this Operating Agreement and, subject to the remaining terms and provisions of this Section 14.6, under the terms and provisions of Section 14.9 of this Operating Agreement; provided, however, that such option and right to purchase of the Company shall be NULL and VOID if the sale to the Company of the Membership Interest of the Decedent Individual Member would result in the Company having only ONE (1) Member. Whether or not the Company shall exercise such option and right to purchase shall be determined by the vote or written consent of the Members holding more than FIFTY PERCENT (50%) of the outstanding Membership Voting Interests, excluding the outstanding Membership Voting Interests held by the Decedent Individual Member.

     Within FIVE (5) days after the Company's failure or election not to exercise the Company's option and right to purchase provided by this Section
14.6 (for any reason, including that such right and option is NULL and VOID under the immediately-preceding paragraph hereof), the Board of Managers shall forward to each of the Members a notice of the Decedent Individual Member's death together with a statement that the Company has failed or elected not to exercise the Company's option and right to purchase (such statement of the Company, for the purposes of this Section 14.6, the "Company's Statement"), who collectively and individually then shall have the right and option, but no obligation, to purchase all, and only all, of the Decedent Individual Member's Membership Interest for the purchase price determined under Section 14.8 of this Operating Agreement and under the terms and provisions of Section 14.9 of this Operating Agreement. Any Member desiring to acquire all or a portion of the Membership Interest of the Decedent Individual Member shall deliver to the Board of Managers a written election to purchase such Membership Interest of the Decedent Individual Member or a specified portion thereof within THIRTY
(30) days after the date of the Company's Statement (such THIRTY (30) day period, for the purposes of this Section 14.6, the "Members' Option Period"). If, in accordance with the immediately-preceding sentence hereof, the Company during the Members' Option Period receives notice from Members electing to purchase in the aggregate more than the Membership Interest of the Decedent Individual Member, then each purchasing Member shall have priority, up to the amount of such Membership Interest of the Decedent Individual Member specified in such purchasing Member's notice, to purchase such proportion of such Membership Interest of the Decedent Individual Member as such purchasing Member's Membership Interest bears to the total Membership Interests held by Members electing to purchase.

     Within FOURTEEN (14) days after the expiration of the Members' Option Period, the Board of Managers shall notify each purchasing Member as to what extent, if at all, such purchasing Member's election was effective. Each such purchasing Member shall satisfy the terms and conditions of the purchase within TWENTY ONE (21) days after receipt of such Board of Managers' notification or, if precluded from doing so by probate or other similar proceedings, then as soon as practicable pursuant to such proceedings.

     If, in accordance with the foregoing terms and provisions of this Section 14.6, neither the Company nor the Members have elected to exercise their option and right to purchase all of the Membership Interest of the Decedent Individual Member, then (provided that, in accordance with subparagraph (d) of Section 17.1 of this Operating Agreement, such sale, transfer, assignment or other disposition does not cause the Company to dissolve) the executor or administrator or other authorized representative of the Decedent Individual Member's estate or any successor of the Decedent Individual Member may sell, transfer, assign or otherwise dispose of the Membership Interest of the Decedent Individual Member, but only in accordance with the terms and provisions of
Section 14.1 and Section 14.2 of this Operating Agreement.

     If, in accordance with the foregoing terms and provisions of this Section 14.6, either the Company or the Members have elected to exercise their option and right to purchase all of the Membership Interest of the Decedent Individual Member, then the executor or administrator or other authorized representative of the Decedent Individual Member's estate shall apply for and obtain any necessary court approval or confirmation of the sale of the Membership Interest of the Decedent Individual Member, and the Company shall file the necessary proofs of death and collect the proceeds of outstanding insurance policies on the life of the Decedent Individual Member owned by the Company, if any. If the purchase price is fully funded by the proceeds of such insurance policies, then the Company shall pay the purchase price in cash from the proceeds of such insurance policies, and the remaining proceeds, if any, shall be Company property. If the purchase price is not fully funded by the proceeds of such insurance policies, then the Company shall pay the purchase price in cash up to the full amount of the proceeds of such insurance policies and shall pay any remaining portion of the purchase price in accordance with the terms and provisions of Section 14.9 of this

Operating Agreement. In order to ensure that all or a substantial part of the purchase price for the Membership Interest of an individual Member will be available immediately in cash upon such individual Member's death, the Company may procure and make subject to this Operating Agreement insurance on the lives of any or all of the individual Members. The Company shall be the beneficiary and sole owner of all insurance policies issued to the Company subject to this Operating Agreement. The Company shall pay all premiums falling due under such insurance policies. The Company shall have the right at any time to procure additional insurance policies on the lives of the individual Members and make such insurance policies subject to this Operating Agreement in order to keep the value of the insurance policies owned by the Company in parity with the value of the outstanding Membership Interests. The Company shall be the beneficiary and sole owner of all such additional insurance policies. Other insurance policies may be substituted for insurance policies made subject to this Operating Agreement, and insurance policies subject hereto may be withdrawn. Any addition, substitution or withdrawal of insurance policies shall be endorsed and signed by the Company and all of the Managers.

     Section 14.7  Triggering Events - Involuntary Transfer.  Provided that, in
                   ----------------------------------------
accordance with subparagraph (d) of Section 17.1 of this Operating Agreement, such event does not cause the Company to be dissolved, if any of the triggering events (individually, a "Triggering Event") listed below occurs as to any Member (an "Affected Member"), the Company and the Members who are not Affected Members shall have the rights and options, but no obligation, to purchase the entire Membership Interest owned by the Affected Member under the remaining terms and provisions of this Section 14.7.

          (a) A Member is adjudicated a bankrupt, either voluntary or involuntary;

          (b)  A Member makes an assignment for the benefit of creditors;

          (c) A Member's Membership Interest is subject to a writ of attachment or charging order; or

          (d) The execution of any property-settlement agreement between any Member and such Member's spouse, or the entry of any decree of divorce or separate maintenance by a court of competent jurisdiction, wherein such spouse is awarded any Membership Interest or a trust is imposed on such Membership Interest for the benefit of such spouse. To the extent that such Membership Interest is transferred, or to the extent that such Membership Interest is subject to the imposition of any such trust or lien, a Triggering Event as to the Membership Interest so affected shall be deemed to have occurred.

     During the period that commences as of the date of a Triggering Event and ends ONE HUNDRED EIGHTY (180) days thereafter, the Affected Member or the authorized representative of the Affected Member may sell, transfer, assign or otherwise dispose of the Membership Interest of the Affected Member, but only in accordance with the terms and provisions of Section 14.1 and

Section 14.2 of this Operating Agreement. If such sale does not occur within such ONE HUNDRED EIGHTY (180) day period, then as soon as reasonably practicable thereafter the Company shall give written notice to the Affected Member or the authorized representative of the Affected Member of the rights and options of the Company and the Members who are not Affected Members to purchase the Membership Interest of the Affected Member in accordance with the terms and provisions of this Section 14.7.

     Within THIRTY (30) days after the date of such written notice of the Company to the Affected Member or the authorized representative of the Affected Member, the Company shall have the right and option, but no obligation, to purchase all, and only all, of the Affected Member's Membership Interest for the purchase price determined under Section 14.8 of this Operating Agreement and under the terms and provisions of Section 14.9 of this Operating Agreement; provided, however, that such option and right to purchase of the Company shall be NULL and VOID if the sale to the Company of the Membership Interest of the Affected Member would result in the Company having only ONE (1) Member. Whether or not the Company shall exercise such option and right to purchase shall be determined by the vote or written consent of the Members holding more than FIFTY PERCENT (50%) of the outstanding Membership Voting Interests, excluding the outstanding Membership Voting Interests held by the Affected Member.

     Within FIVE (5) days after the Company's failure or election not to exercise the Company's option and right to purchase provided by this Section
14.7 (for any reason, including that such right and option is NULL and VOID under the immediately-preceding paragraph hereof), the Board of Managers shall forward to each of the Members a notice of the Triggering Event and the identity of the Affected Member together with a statement that the Company has failed or elected not to exercise the Company's option and right to purchase (such statement of the Company, for the purposes of this Section 14.7, the "Company's Statement"), who collectively and individually then shall have the right and option, but no obligation, to purchase all, and only all, of the Affected Member's Membership Interest for the purchase price determined under Section
14.8 of this Operating Agreement and under the terms and provisions of Section
14.9 of this Operating Agreement. Any Member desiring to acquire all or a portion of the Membership Interest of the Affected Member shall deliver to the Board of Managers a written election to purchase such Membership Interest of the Affected Member or a specified portion thereof within THIRTY (30) days after the date of the Company's Statement (such THIRTY (30) day period, for the purposes of this Section 14.7, the "Members' Option Period"). If, in accordance with the immediately-preceding sentence hereof, the Company during the Members' Option Period receives notice from Members electing to purchase in the aggregate more than the Membership Interest of the Affected Member, then each purchasing Member shall have priority, up to the amount of such Membership Interest of the Affected Member specified in such purchasing Member's notice, to purchase such proportion of such Membership Interest of the Affected Member as such purchasing Member's Membership Interest bears to the total Membership Interests held by Members electing to purchase.

     Within FOURTEEN (14) days after the expiration of the Members' Option Period, the Board of Managers shall notify each purchasing Member as to what extent, if at all, such purchasing Member's election was effective. Each such purchasing Member shall satisfy the terms and conditions of the purchase within TWENTY ONE (21) days after receipt of such Board of Managers' notification or, if precluded from doing so by bankruptcy, divorce or other similar proceedings, then as soon as practicable pursuant to such proceedings.

     If, in accordance with the foregoing terms and provisions of this Section 14.7, neither the Company nor the Members have elected to exercise their option and right to purchase all of the Membership Interest of the Affected Member, then (provided that, in accordance with subparagraph (d) of Section 17.1 of this Operating Agreement, such sale, transfer, assignment or other disposition does not cause the Company to dissolve) the Affected Member or the authorized representative of the Affected Member may sell, transfer, assign or otherwise dispose of the Membership Interest of the Affected Member, but only in accordance with the terms and provisions of Section 14.1 and Section 14.2 of this Operating Agreement.

     If, in accordance with the foregoing terms and provisions of this Section 14.7, either the Company or the Members have elected to exercise their option and right to purchase all of the Membership Interest of the Affected Member, then the Affected Member or authorized representative of the Affected Member shall apply for and obtain any necessary court approval or confirmation of the sale of the Membership Interest of the Affected Member.

     Section 14.8  Valuation.  The date for determining the valuation of a
                   ---------
Membership Interest for the purposes of this ARTICLE XIV (except Section 14.1 hereof) (the "Determination Date") shall be the last day of the month immediately preceding the month in which the event requiring a determination of the purchase price occurs. The purchase price to be paid for a Membership Interest subject to this Operating Agreement shall be determined by appraisal and shall be equal to the appraised value of the Company and allocated among the Membership Interests outstanding in accordance with each Member's and Interest Holder's capital account. All appraisals shall be undertaken by TWO (2) appraisers, ONE (1) selected by the selling party, or such party's estate, successor or legal representative, as the case may be, and the other selected by the purchasing party, or such party's estate, successor or legal representative, as the case may be. The selection of such appraisers shall occur no later than THIRTY (30) days after the occurrence of the event requiring determination of the purchase price under this Operating Agreement. The appraised value of the Company shall be the valuation arrived at by such TWO (2) appraisers within SIXTY (60) days after the appointment of the last appraiser to be appointed. If the TWO (2) appraisers cannot agree on such appraised value of the Company within such SIXTY (60) days, then (a) if the appraisers' valuations are within TEN PERCENT (10%) of each other, the appraised value of the Company shall be the mean of the TWO (2) valuations, or (b) if the difference between the appraisers' valuations is greater than TEN PERCENT (10%), the appraisers shall select a third appraiser who shall calculate the appraised value of the Company independently, and, except as provided in the immediately-following sentence hereof, the appraised value of the Company in each such case shall be the average of the TWO (2) valuations arrived at by the TWO (2) out of such THREE
(3)
appraisers whose valuations are closest in amount. If ONE (1) appraiser's valuation is the mean of the valuations determined by the other TWO (2) appraisers, then the appraised value of the Company shall be such mean valuation. If the TWO (2) original appraisers cannot agree upon a third appraiser within THIRTY (30) days after the end of the SIXTY (60) day period referred to above, then the third appraiser shall be appointed by the American Arbitration Association. The selling party, or such party's estate, successor or legal representative, as the case may be, shall pay all fees and costs of the appraiser selected by such party. The purchasing party, or such party's estate, successor or legal representative, as the case may be, shall pay all fees and costs of the appraiser selected by such party. All fees and costs of any third appraiser selected in accordance with the foregoing shall be paid equally by the selling party and the purchasing party, or such parties' estates, successors or legal representatives, as the case may be. For the purposes of an appraisal under this Section 14.8, real estate and improvements shall be valued at fair market value; machinery and equipment shall be valued at replacement cost or fair market value, whichever is lower; finished inventory shall be valued at cost or fair market value, whichever is lower; goods in process shall be valued at cost, using the cost accounting procedures customarily employed by the Company in preparing its financial statements; receivables shall be valued at their face amount, less an allowance for uncollectible items that is reasonable in view of the past experience of the Company and a recent review of their collectability; all liabilities shall be deducted at their face value; and a reserve for contingent liabilities shall be established if appropriate. The value of other comparable companies, if known, also shall be considered.

     Section 14.9  Payment.  The consideration for a Membership Interest
                   -------
transferred to the Company or to other Members under Section 14.6 or Section
14.7 of this Operating Agreement shall be paid to the Transferring Member or such Transferring Member's representative or successor, as the case may be, as provided in this Operating Agreement. The terms for the payment of the purchase price of such a transferred Membership Interest shall be as follows:

          (a)  Down Payment.  A down payment in cash of not less that TWENTY
               ------------
PERCENT (20%) of the purchase price shall be paid within ONE HUNDRED FIFTY (150) days of the Determination Date; and

          (b)  Promissory Note.  The balance of the purchase price shall be paid
               ---------------
in accordance with the terms of a promissory note (the "Note") to be executed by the Company or by the purchasing Members, as the case may be. The Note shall provide for the payment of a minimum of TWENTY PERCENT (20%) of the balance of the purchase price, plus accrued interest, on the first anniversary date of the Note, and TWENTY PERCENT (20%) of the initial unpaid principal balance, plus
                                      -------
accrued interest, on each anniversary date thereafter to and including the date of payment in full. Interest shall accrue on the declining principal balance of the Note at the rate of EIGHT PERCENT (8%) per annum from the date of the Note. The Note shall be dated as of the date on which the down payment is required to be made. The Note shall provide that its maker may prepay all or any portion of the unpaid principal balance and accrued interest at any time, without penalty. The Note shall provide that the entire unpaid principal balance of the Note, and all accrued interest, shall become due and payable immediately upon the occurrence of any of the following events:

               (i)    Adjudication of bankruptcy of the maker of the Note;

               (ii) Voluntary or involuntary petition by or on behalf of the maker of the Note for arrangement or reorganization or for the protection of creditors and the debtor, under bankruptcy law;

               (iii) Upon default in payment or of any of the terms of the Note by the maker; or

               (iv) If the sale is to the Company, upon the sale of all or substantially all of the assets of the Company.

     Section 14.10  Governmental and Administrative Approvals.  The Company
                    -----------------------------------------
shall apply for and use its best efforts to obtain all governmental and administrative approvals required in connection with the purchase and sale of Membership Interests under this Operating Agreement. The Members shall cooperate in obtaining such approvals and shall execute all documents that may be required to be executed by the Members in connection with such approvals. The Transferring Member and/or the Transferee shall pay all costs and filing fees in connection with obtaining such approvals. Notwithstanding any other term or provision of this ARTICLE XIV, any and every transaction involving the transfer of any interest in the Company sought to be consummated in accordance with the terms and provisions of this ARTICLE XIV shall be NULL AND VOID unless such transaction is approved in advance by the Nevada Gaming Commission in accordance with the terms and provisions of ARTICLE XV of this Operating Agreement.

     Section 14.11  "Transferring Member"/Transferring Interest Holder;
                    ---------------------------------------------------
"Decedent Individual Member"/Decedent Individual Interest Holder; "Affected
- ---------------------------------------------------------------------------
Member"/Affected Interest Holder.  For all purposes of this ARTICLE XIV, (a) the
- --------------------------------
term "Transferring Member" as it appears in this ARTICLE XIV shall be interpreted to include any Interest Holder who sells, transfers, assigns or otherwise disposes of all or any portion of such Interest Holder's Membership Interest to any third person or entity; (b) the term "Decedent Individual Member" as it appears in this ARTICLE XIV shall be interpreted to include any individual Interest Holder who has died; and (c) the term "Affected Member" as it appears in this ARTICLE XIV shall be interpreted to include any Interest Holder affected by a Triggering Event. Notwithstanding the foregoing, in no event shall any term or provision of this ARTICLE XIV be interpreted to provide to any Interest Holder any option or right to purchase all or any portion of any Membership Interest.

     Section 14.12  Entity Member Transfers.  If any Member is a closely-held
                    -----------------------
corporation, limited-liability company or unincorporated association or partnership, then, in any single transaction or series of related transactions, the original issuance, sale, transfer, assignment or other disposition of any stock or interest in such corporation, limited-liability company, association or partnership constituting in the aggregate in excess of FIFTY PERCENT (50%) of all such stock or interests then outstanding shall be deemed an assignment or transfer of such Member's Membership Interest within the meaning of this Operating Agreement, except as provided below in this Section
14.12. If any Member is a publicly-traded corporation, limited-liability company, association or partnership, meaning for the purposes of this Operating Agreement that such corporation, limited-liability company, association or partnership has effected a bona fide initial public offering of any class of its equity securities that were registered for such purpose with the Securities and Exchange Commission under the Securities Act on Form S-1 (or any successor of such form), then, in any single transaction or series of related transactions, the original issuance, sale, transfer, assignment or other disposition of any stock or interest in such corporation, limited-liability company, association or partnership constituting in the aggregate in excess of EIGHTY PERCENT (80%) of all such stock or interests then outstanding shall be deemed an assignment or transfer of such Member's Membership Interest within the meaning of this Operating Agreement, except as provided below in this Section 14.12. Notwithstanding the foregoing, in no event shall any public offering of securities of any class of any Member that is registered with the Securities and Exchange Commission under the Securities Act and effected in accordance with the terms and provisions of Section 7.2 of this Operating Agreement constitute or be deemed an assignment or transfer of a Membership Interest within the meaning of this Operating Agreement.

     Notwithstanding any other term or provision of this Section 14.12, in no event shall the sale, transfer, assignment or other disposition by any person or entity to any of the persons or entities listed in subparagraphs (a) through
(c), inclusive, of this Section 14.12 of any stock or interest in any corporation, limited-liability company, association or partnership that is a Member, whether or not closely-held or publicly-traded, be deemed an assignment or transfer of such Member's Membership Interest within the meaning of this Operating Agreement.

          (a) To any ONE (1) or more entities that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the current or any future record or beneficial holder of such stock or interest;

          (b) To any ONE (1) or more of the respective children and/or other lineal descendants of the current or any future record or beneficial holder of such stock or interest, by inter-vivos transfer, devise, bequest, declaration of trust or any other means; and/or

          (c) To a revocable living trust for the benefit of the current or any future record or beneficial holder of such stock or interest.

Notwithstanding any other term or provision of this Operating Agreement, the terms and provisions of this Section 14.12 cannot be amended or repealed unless such amendment or repeal first has been approved by the affirmative vote or written consent of the Members holding more than SEVENTY FIVE PERCENT (75%) of the outstanding Membership Voting Interests.

     Section 14.13  Restrictive Legend.  In addition to any other restrictive
                    ------------------
legend that may be imposed on any certificate evidencing ownership of any Membership Interest, such certificate shall bear the following legend:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY.

                                  ARTICLE XV

                        GAMING CONTROL ACT RESTRICTIONS

     Section 15.1  Licensure.  Each Member and Interest Holder must and shall be
                   ---------
licensed individually to hold an ownership interest in a gaming licensee in the State of Nevada unless otherwise provided by the Nevada Gaming Control Act.

     Section 15.2  Sale, Assignment, Transfer, Pledge or Other Disposition.  In
                   -------------------------------------------------------
accordance with the Nevada Gaming Control Act, and notwithstanding any other term or provision of this Operating Agreement, the sale, assignment, transfer, pledge or other disposition of any interest in the Company is ineffective unless approved in advance by the Nevada Gaming Commission (the "Commission").

     Section 15.3  Unsuitability.  In accordance with the Nevada Gaming Control
                   -------------
Act, if, at any time, the Commission finds that a Member or Interest Holder which owns any interest in the Company is unsuitable to hold that interest, the Commission shall immediately notify the Company of that fact. The Company shall, within TEN (10) days from the date it receives the notice from the Commission, return to the unsuitable Member or Interest Holder the amount of his capital account as reflected on the books of the Company. Beginning on the date when the Commission serves notice of a determination of unsuitability, pursuant to the preceding sentence, upon the Company, it is unlawful for the unsuitable Member or Interest Holder (a) to receive any share of the distribution of profits or cash or any other property of, or payments upon dissolution of, the Company, other than a return of capital as required above; (b) to exercise directly or through a trustee or nominee any voting right conferred by such interest; (c) to participate in the management of the business and affairs of the Company; or (d) to receive any remuneration in any form from the Company for services rendered or otherwise. Any Member or Interest Holder that is found unsuitable by the Commission shall return all evidence of any ownership in the Company to the Company, at which time the Company shall within TEN (10) days after the Company receives notice from the Commission, return to the Member or the Interest Holder in cash, the amount of his capital account as reflected on the books of the Company, and the unsuitable Member or Interest Holder shall no longer have any direct or indirect interest in the Company.

     Section 15.4  Restrictive Legend.  In addition to any other restrictive
                   ------------------
legend that may be
imposed on any certificate evidencing ownership of any Membership Interest, such certificate shall bear the following legend:

          THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THIS SECURITY IS INEFFECTIVE UNLESS APPROVED IN ADVANCE BY THE NEVADA GAMING COMMISSION. IF AT ANY TIME SUCH COMMISSION FINDS THAT AN OWNER OF THIS SECURITY IS UNSUITABLE TO CONTINUE TO HAVE AN INVOLVEMENT IN GAMING IN SUCH STATE, SUCH OWNER MUST DISPOSE OF SUCH SECURITY AS PROVIDED BY THE LAWS OF THE STATE OF NEVADA AND THE REGULATIONS OF THE NEVADA GAMING COMMISSION THEREUNDER. SUCH LAWS AND REGULATIONS RESTRICT THE RIGHT UNDER CERTAIN CIRCUMSTANCES: (A) TO RECEIVE ANY SHARE OF THE DISTRIBUTION OF PROFITS OR CASH OR ANY OTHER PROPERTY OF, OR PAYMENTS UPON DISSOLUTION OF, THE COMPANY, OTHER THAN A RETURN OF CAPITAL; (B) TO EXERCISE DIRECTLY OR THROUGH A TRUSTEE OR NOMINEE ANY VOTING RIGHT CONFERRED BY SUCH INTEREST; (C) TO PARTICIPATE IN THE MANAGEMENT OF THE BUSINESS AND AFFAIRS OF THE COMPANY; OR (D) TO RECEIVE ANY REMUNERATION IN ANY FORM FROM THE COMPANY FOR SERVICES RENDERED OR OTHERWISE.

     Section 15.5  Acceptance of Gaming Control Act Restrictions.  The Members
                   ---------------------------------------------
and the Interest Holders hereby acknowledge and agree to accept their Membership Interests subject to the restrictions contained in this ARTICLE XV for so long as such restrictions are required by law.

                                  ARTICLE XVI

                            SECURITIES LAWS MATTERS

     Section 16.1  Securities Law Representations and Warranties.  Each Member
                   ---------------------------------------------
hereby represents and warrants to the Company and to all of the other Members all of the following:

          (a) Such member is acquiring such Member's Membership Interest for investment and not with a view to the sale or distribution of any part thereof.

          (b) Such member has no present intention to sell or otherwise distribute any part of such Member's Membership Interest.

          (c) The Company has advised such Member (i) that such Member's Membership Interest has not been registered under the Securities Act, as the offering and sale of such Member's Membership Interest is to be effected in accordance with an exemption from the registration requirements of the Securities Act and similar exemptions under applicable state securities law, and
(ii) that, in this connection, the Company is relying in part on the representations and warranties of such Member set forth herein.

          (d) Such Member shall make no disposition of all or any portion of such Member's Membership Interest unless and until (i) such Member has notified the Company of the proposed disposition, (ii) such Member has furnished the Company with an opinion of legal counsel to the effect that such disposition will not require registration of such Member's Membership Interest under the Securities Act, (iii) such opinion of legal counsel has been concurred with by the Company's legal counsel, and (iv) the Company has advised such Member of such concurrence.

          (e) Such Member has received all such information as such Member deems necessary and appropriate to enable such Member to evaluate the financial risk inherent in acquiring such Member's Membership Interest, and such Member acknowledges receipt of satisfactory and complete information covering the business and financial condition of the Company in response to all inquiries in respect thereof.

          (f) Such Member has had the opportunity to consult with such Member's investment counselors, attorneys, accountants and other advisors regarding the terms and conditions of this Operating Agreement and its tax and legal consequences.

          (g)  Such Member has either or both of the following:

               (i) a pre-existing business or personal relationship with the Company and/or ONE (1) or more of its Managers; or

               (ii) sufficient sophistication to make an informed investment decision based on such Member's personal knowledge of the business and affairs of the Company, based on such additional information as such Member may have requested and received from the Company and based on the independent inquiries and investigation undertaken by such Member.

          (h) Such Member understands that such Member's investment in such Member's Membership Interest is speculative and risky.

          (i) Such Member understands that such Member has no assurance that the Company will be a financial success or that such Member's investment in such Member's Membership Interest will be recovered.

          (j) Such Member has the financial ability to bear the economic risk of such Member's investment in such Member's Membership Interest, has adequate means for providing for such Member's current needs and personal contingencies and has no need for liquidity with respect to such Member's Membership Interest.

          (k) Neither the Company, nor any of the other Members nor any employee, agent or affiliate of the Company or of any of the other Members has made any representation or warranty to such Member.

          (l) The Company used no general solicitation or general advertising in connection with the Company's offer to sell (if any) or the Company's sale of such Member's Membership Interest to such Member.

          (m) Such Member recognizes that such Member's Membership Interest is unregistered under the Securities Act and must be held indefinitely unless it is subsequently registered under the Securities Act or an exemption from such registration is available.

          (n) Such Member understands that the Company is under no obligation to register such Member's Membership Interest under the Securities Act or to comply with any exemption from such registration.

          (o) Such Member understands and agrees that, in addition to any other restrictive legend that may be imposed on any certificate evidencing ownership of such Member's Membership Interest, such certificate shall bear the following legend:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

          (p) Such Member understands that Rule 144 under the Securities Act presently does not apply and may never apply to the Company's securities because the Company does not now, and may never, file reports required by the Exchange Act, and has not made, and may never make, publicly available the information required by Rule 15c2-11 of the Exchange Act. Furthermore, such Member understands that if Rule 144 were available, sales of Company securities made in reliance thereon could be made only in certain limited amounts, after certain holding periods, and only when specified current information about the Company had been made available to the public, all in accordance with the terms and in satisfaction of the conditions of Rule 144. Such Member understands that, in the case of Company securities to which Rule 144 is not applicable, compliance with some other exemption under the Securities Act will be required in order for any re-sale or other transfer of such Company securities to be effected legally.

                                 ARTICLE XVII

                          DISSOLUTION AND LIQUIDATION

     Section 17.1  Events Requiring Dissolution.  The Company shall be dissolved
                   ----------------------------
upon the occurrence of any of the following events:

          (a)  The expiration of the term of the Company on December 31, 2030;

          (b) The sale or disposition of all or substantially all of the property and assets owned by the Company;

          (c) The written consent of the Members holding more than SEVENTY FIVE PERCENT (75%) of the outstanding Membership Voting Interests; or

          (d) The death, insanity, retirement, resignation, expulsion, bankruptcy or dissolution of a Member, or the occurrence of any other event that terminates a Member's Membership Interest, unless at least TWO (2) Members remain upon and after such event and within NINETY (90) days after such event not less than a "majority in interest" of all of the remaining Members (as defined in Nevada Revised Statutes Section 86.065) agree in writing to continue the Company.

     Section 17.2  Liquidation.  Upon the occurrence of any event requiring
                   -----------
dissolution as set forth in Section 17.1 of this Operating Agreement, if the Company is not continued as permitted under subparagraph (d) of Section 17.1 of this Operating Agreement, then the Board of Managers in accordance with Nevada Revised Statutes Section 86.491 immediately shall commence settling and closing the Company's business, collecting and discharging the Company's obligations, disposing of and conveying the Company's property and distributing the Company's assets, but not for the purpose of continuing the business for which the Company was established.

     Section 17.3  Distribution of Assets.  During the liquidation of the
                   ----------------------
Company, the Members and the Interest Holders shall continue to share Net Profits and Net Losses in the same proportions as before dissolution. In settling accounts after dissolution, the proceeds from the liquidation of the Company's assets shall be applied as follows:

          (a) To creditors of the Company, including Members and Interest Holders who are creditors of the Company (other than debts owed to Members and/or Interest Holders for their capital contributions), in the order of priority as provided by law; and then

          (b) To the Members and the Interest Holders in accordance with their positive capital account balances, as determined after taking into account all capital account adjustments for the taxable year of the Company during which the liquidation of the Company occurs (other than such capital account adjustments made by reason of this clause);

and such distributions shall be made by the end of the taxable year of the Company during which the liquidation of the Company occurs (or, if later, within NINETY (90) days after the date of such liquidation).

     Section 17.4  Gains or Losses.  During liquidation, any gain or loss on the
                   ---------------
disposition of the Company's property shall be credited or charged to the Members and the Interest Holders in accordance with the terms and provisions of
ARTICLE X of this Operating Agreement. Any property distributed in kind in liquidation shall be valued and treated as if the property were sold for its fair market value and the cash proceeds distributed. The difference between the value of the property distributed in kind and its book value to the Company shall be treated as a gain or loss on the sale of the property to be allocated between the Members and the Interest Holders in accordance with ARTICLE X of this Operating Agreement.

     Section 17.5  Right to Defer Sale of Certain Assets.  Notwithstanding any
                   -------------------------------------
other term or provision of this ARTICLE XVII, if upon dissolution of the Company the Board of Managers determines that an immediate sale of all or a portion of the assets of the Company would cause undue loss to the Members and the Interest Holders, then the Board of Managers, in order to avoid such loss, after giving notice of intending to do so to all of the Members and the Interest Holders, to the extent not then prohibited by Chapter 86 or any other applicable law, either may defer the sale of and withhold from distribution for a reasonable time such assets of the Company, unless a sale of such assets is necessary to satisfy the Company's debts and obligations, or may distribute such assets of the Company to the Members and the Interest Holders in kind.

     Section 17.6  Liquidation Distributions in Kind.  If any part of the assets
                   ---------------------------------
of the Company are to be distributed in kind, then such assets shall be distributed on the basis of their fair market value, and any Member or Interest Holder entitled to any interest in such assets shall receive such interest as a tenant-in-common with all other Members and Interest Holders so entitled in proportion to their Membership Interests. The fair market value of such assets shall be determined by an independent appraiser that shall be selected by the Board of Managers. The book value of such assets shall be credited or charged to the Members and the Interest Holders in proportion to their Membership Interests.

     Section 17.7  Limitation on Recourse at Liquidation.  The Members and the
                   -------------------------------------
Interest Holders shall look solely to the assets of the Company for payment of debts or liabilities owed by the Company to the Members or Interest Holders and for the return of their capital contributions. If the assets of the Company remaining after the payment or discharge of the debts and liabilities of the Company to persons other than Members and Interest Holders is insufficient to pay the debts or liabilities owed by the Company to the Members and the Interest Holders and to return their capital contributions, then the Members and the Interest Holders shall have no recourse therefor against the Company or any other Member or Interest Holder except to the extent that such other Member or Interest Holder may have outstanding debts or obligations owing to the Company.

     Section 17.8  Articles of Dissolution.  When all debts, liabilities and
                   -----------------------
obligations of the Company have been paid and discharged or adequate provision has been made therefor, and all of the remaining property and assets have been distributed to the Members and/or the Interest Holders, articles of dissolution shall be prepared, signed, acknowledged and filed with the Nevada Secretary of State in accordance with Nevada Revised Statutes Sections 86.531 and 86.541.

                                 ARTICLE XVIII

                                INDEMNIFICATION

     Section 18.1  Indemnification of Member, Employee or Agent:  Proceeding
                   ---------------------------------------------------------
Other Than by the Company.  Subject to the terms and provisions of Section 18.4
- -------------------------
of this Operating Agreement, the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that such person is or was a Member, employee or agent of the Company, or is or was serving at the request of the Company as a manager, member, director, officer, employee or agent of another limited-liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with the action, suit or proceeding, if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to a criminal action or proceeding, such person had no reasonable cause to believe that such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that such person did not act in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Company, and that, with respect to any criminal action or proceeding, such person had reasonable cause to believe that such person's conduct was unlawful.

     Section 18.2  Indemnification of Member, Employee or Agent:  Proceeding by
                   ------------------------------------------------------------
the Company.  Subject to the last sentence of this Section 18.2 and to the terms
- -----------
and provisions of Section 18.4 of this Operating Agreement, the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a Member, employee or agent of the Company, or is or was serving at the request of the Company as a member, manager, director, officer, employee or agent of another limited-liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit, if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Company. Indemnification shall not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company, or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all of the circumstances of the case such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     Section 18.3  Advancement of Expenses.  The expenses of a Member or Manager
                   -----------------------
or officer of the Company incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company as they are incurred and in advance of the final disposition of such action, suit or proceeding, upon the Company's receipt from such Member or Manager or officer of the Company of an undertaking by or on behalf of such Member or Manager or officer of the Company to repay the entire amount of monies so advanced by the Company if it ultimately is determined by a court of competent jurisdiction that such Member or Manager or officer of the Company is not entitled to be indemnified by the Company (which determination, as to any Manager, shall have been made under the terms and provisions of subparagraph (d) of Section 5.7 of this Operating Agreement; and which determination, as to any officer of the Company, shall have been made under the terms and provisions of subparagraph (b) of Section 6.6 of this Operating Agreement). The terms and provisions of this Section 18.3 do not affect any right to advancement of expenses to which personnel of the Company other than Members or Managers or officers of the Company may be entitled under any contract or otherwise by law.

     Section 18.4  Authorization for Indemnity.
                   ---------------------------

          (a)  Successful Defense.  To the extent that any person referred to in
               ------------------
Section 18.1 or Section 18.2 of this Operating Agreement has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 18.1 or Section 18.2 of this Operating Agreement, or in defense of any claim, issue or matter therein, the Company shall indemnify such person against expenses, including attorneys' fees, actually and reasonably incurred in connection with such defense.

          (b)  Specific Case Authorization.  Subject to the terms and provisions
               ---------------------------
of subparagraph (a) of this Section 18.4, any indemnification under Section 18.1 or Section 18.2 of this Operating Agreement, unless ordered by a court of competent jurisdiction or advanced in accordance with Section 18.3 of this Operating Agreement, may be made by the Company only as authorized in the specific case upon a determination that indemnification is proper in the circumstances. Except as prohibited by the last sentence of Section 18.2 of this Operating Agreement, the Members hereby agree that in each specific case the Members shall deem indemnification of a current or former Member to be proper in the circumstances and shall authorize unanimously the indemnification of every current or former Member except in any case in which liability of such current or former Member is determined by Members holding more than FIFTY PERCENT (50%) of the outstanding Membership Voting Interests that are not owned by parties to the act, suit or proceeding at issue to have resulted from or have been caused by acts or omissions of such Member that involved intentional misconduct, fraud or a knowing violation of law. In every case, the determination that indemnification is proper in the circumstances may be made under any of the following subparagraphs (i) through (iv):

               (i) By the vote or written consent of a majority of the authorized number of Managers; provided, however, that the Managers shall have no authority to, and shall not, determine that indemnification is proper for any person in any case in which liability of such person is determined by a majority of the authorized number of Managers to have resulted from or have been caused by acts or omissions of such person that involved intentional misconduct, fraud or a knowing violation of law; or

               (ii) By the vote or written consent of Members holding more than FIFTY PERCENT (50%) of the outstanding Membership Voting Interests that are not owned by parties to the act, suit or proceeding; provided, however, that the Members shall have no authority to, and shall not, determine that indemnification is proper for any person in any case in which liability of such person is determined by Members owning more than FIFTY PERCENT (50%) of the Membership Voting Interests that are not owned by parties to the act, suit or proceeding at issue to have resulted from or have been caused by acts or omissions of such person that involved intentional misconduct, fraud or a knowing violation of law; or

               (iii) If Members holding more than FIFTY PERCENT (50%) of the outstanding Membership Voting Interests that are not owned by parties to the act, suit or proceeding so order, by independent legal counsel in a written opinion; provided, however, that such independent legal counsel shall have no authority to, and shall not, determine that indemnification is proper for any person in any case in which liability of such person is determined by such independent legal counsel to have resulted from or have been caused by acts or omissions of such person that involved intentional misconduct, fraud or a knowing violation of law; or

               (iv) If Members who are not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; provided, however, that such independent legal counsel shall have no authority to, and shall not, determine that indemnification is proper for any person in any case in which liability of such person is determined by such independent legal counsel to have resulted from or have been caused by acts or omissions of such person that involved intentional misconduct, fraud or a knowing violation of law.

     Section 18.5  Indemnification of Managers.  The terms and provisions of
                   ---------------------------
Section 5.7 of this Operating Agreement shall govern the indemnification of Managers under this Operating Agreement. Notwithstanding any other term or provision of this Operating Agreement, the terms and provisions of this Section 18.5 cannot and shall not be amended or repealed under any circumstance, except as may be necessary to ensure the continued compliance of this Operating Agreement with Chapter 86.

     Section 18.6  Indemnification of Company Officers.  Notwithstanding any
                   -----------------------------------
other term or provision of this ARTICLE XVIII, the terms and provisions of
Section 6.6 of this Operating Agreement shall govern the indemnification of officers of the Company under this Operating Agreement. Notwithstanding any other term or provision of this Operating Agreement, the terms and provisions of this Section 18.6 cannot and shall not be amended or repealed under any circumstance, except as may be necessary to ensure the continued compliance of this Operating Agreement with Chapter 86.

     Section 18.7  Limitation on Indemnification Obligation.  The satisfaction
                   ----------------------------------------
of the indemnification obligations of the Company under this ARTICLE XVIII shall be from and limited to the assets of the Company, and no Member or Interest Holder shall have any personal liability for the satisfaction of any such indemnification obligation.

     Section 18.8  Company Successor, Trustee or Receiver Liability.  The
                   ------------------------------------------------
obligations of the Company under this ARTICLE XVIII shall be binding on any successor, trustee or receiver of the Company.

                                  ARTICLE XIX

                           COMPANY BOOKS AND RECORDS

     The Board of Managers shall cause the Company to keep the following:

          (a) Complete books and records of account in which shall be entered fully and accurately all transactions and other matters relating to the Company. The Company's books and records shall be kept on an accrual basis, in accordance with generally accepted accounting principles, except as the Board of Managers otherwise may determine to be permitted under the Internal Revenue Code;

          (b) A current list of the full name and last known business or residence address of each Member set forth in alphabetical order listing the Member's capital contribution to the Company and Membership Interest owned by such Member;

          (c) A copy of the Articles of Organization and all amendments thereto and all filings effected by the Company in Nevada and other states;

          (d) Copies of the Company's federal, state and local income tax returns and reports, if any, for the SIX (6) most recent years (if applicable);

          (e) Copies of any then-effective written operating agreement and of financial statements of the Company for the THREE (3) most recent years; and

          (f) Unless contained in the Articles of Organization, a writing setting forth:

               (i) The amount of cash and a description and statement of the agreed value of the other property or services contributed to capital by each Member and that each Member has agreed to contribute to the Company;

               (ii) The items as to which or events upon the occurrence of which additional capital contributions agreed to be made by each Member are to be made;

               (iii) Any right of a Member to receive, or of a Manager to make, distributions to a Member, which include a return of all or any portion of a Member's capital contribution; and

               (iv) Any event upon the occurrence of which the Company is to be dissolved and its affairs wound up.

          All such books and records shall be maintained at the principal executive office of the Company and, as to those items designated in subparagraphs (b) through (f) of this ARTICLE XIX, inclusive, also at the registered office of the Company. In each location, such books and records shall be available for inspection and copying by, and at the expense of, the Members or their duly-authorized representatives, during reasonable business hours.

                                  ARTICLE XX

                              TAX MATTERS PARTNER

     20.1 Designation.  The Members hereby unanimously designate Recreational
          -----------
Enterprises, Inc., a Nevada corporation that as of the date of this Operating Agreement is both a Member and a Manager, as the "Tax Matters Partner" of the Company as defined in Section 6231 of the Internal Revenue Code. Any future alternative Tax Matters Partner that may be approved by the Members in accordance with the terms and provisions of subparagraph (a) of Section 5.10 of this Operating Agreement shall be both a Member and a Manager of the Company.

     20.2 Powers and Duties.  The Tax Matters Partner shall have such powers and
          -----------------
perform such duties as provided in Sections 6221 through 6233 of the Internal Revenue Code with respect to a "tax matters partner" as such term is defined in
Section 6231(a)(7) of the Internal Revenue Code.

                                  ARTICLE XXI

              PREVENTION OF TAXATION OF COMPANY AS A CORPORATION
          BY REASON OF BEING TREATED AS A PUBLICLY-TRADED PARTNERSHIP

     Section 21.1  Number of Members and Interest Holders.  Without the prior
                   --------------------------------------
affirmative vote or written consent of the Members holding more than SEVENTY FIVE PERCENT (75%) of the outstanding Membership Voting Interests, the Company shall not at any time have more than ONE HUNDRED (100) Members and/or Interest Holders (including as Members and Interest Holders every person indirectly owning a Membership Interest through a partnership, limited-liability company, S corporation or grantor trust (such an entity, a "Flow-Through Entity") but only if substantially all of the value of such person's interest in the Flow-Through Entity is attributable to the Flow-Through Entity's interest (direct or indirect) in the Company).

     Section 21.2  Compliance With Safe Harbor.  The Board of Managers and the
                   ---------------------------
Chief Executive Officer, President and Presiding Manager shall monitor the transfers of Membership Interests to determine (a) whether such Membership Interests are being traded on an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Internal Revenue Code and (b) whether additional transfers of Membership Interests would result in the Company being unable to qualify for at least ONE (1) of the "safe harbors" set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the Internal Revenue Service setting forth safe harbors under which Membership Interests will not be treated as "readily tradable on a secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Internal Revenue Code) (the "Safe Harbors"). The Board of Managers and the Chief Executive Officer, President and Presiding Manager shall take all steps reasonably necessary or appropriate to prevent any trading of Membership Interests or any recognition by the Company of transfers of Membership Interests made on such markets and, except as otherwise provided in this Operating Agreement, to ensure that the conditions of at least ONE (1) of the Safe Harbors is satisfied.

     Section 21.3 Prohibited "Market" Transfers.  Each Member and Interest
                  -----------------------------
Holder hereby covenants and agrees with the Company for the benefit of the Company and of all other Members and Interest Holders (a) that such Member or Interest Holder currently is not making a market in Membership Interests; (b) that such Member or Interest Holder shall not transfer any Membership Interest upon an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Internal Revenue Code and all regulations, proposed regulations, revenue rulings or other official pronouncements of the Internal Revenue Service or Treasury Department that may be promulgated or published, and (c) that, in the event that such regulations, revenue rulings or other pronouncements treat arrangements that facilitate the selling of a Membership Interest that commonly are referred to as "Matching Services" as being a "secondary market (or the substantial equivalent thereof)," such Member or Interest Holder shall not transfer any Membership Interest through a Matching Service that is not approved in advance by the Board of Managers.

                                 ARTICLE XXII

                                 MISCELLANEOUS

     Section 22.1  Agreement to Perform Necessary Acts.  Each party hereto
                   -----------------------------------
agrees to perform all further acts and execute and deliver all documents that reasonably may be necessary to carry out the terms and provisions of this Operating Agreement.

     Section 22.2  Amendments.  Except as otherwise expressly provided therein,
                   ----------
the terms and provisions of ARTICLES IX, X, XI, XII, XIII, XIV, XVII and XVIII may not be waived, altered, amended or repealed, in whole or in part, except with the affirmative vote or written consent of the Members holding SEVENTY FIVE PERCENT (75%) of the outstanding Membership Voting Interests. Subject to the immediately-preceding sentence hereof, and except as otherwise expressly provided in this Operating Agreement, the terms and provisions of this Operating Agreement may not be waived, altered, amended or repealed, in whole or in part, except with the written consent of the Members holding more than FIFTY PERCENT (50%) of the outstanding Membership Voting Interests.

     Section 22.3  Notices.  All notices or other communications required or
                   -------
permitted to be given under this Operating Agreement shall be in writing and shall be (a) delivered personally, (b) sent via Federal Express (or via another comparable overnight delivery service), (c) sent via facsimile machine or (d) mailed, certified or registered mail, return receipt requested, to the parties hereto at the addresses set forth in relation to the signature lines of this Operating Agreement. Personally-delivered notices shall be deemed given upon actual personal delivery to the intended recipient. Facsimile notices shall be deemed given upon completion of transmission of the receiving facsimile machine and the return to the transmitting facsimile machine of an acknowledgement of the receipt thereof. Notices sent via Federal Express (or via another comparable overnight delivery service) shall be deemed given on the business day immediately following the day of dispatch. Mailed notices shall be deemed given upon the earlier of THREE (3) business days after deposit into the United States mail, registered or certified, with postage fully-prepaid, or the date of actual receipt as evidenced by the return receipt.

     Section 22.4  Binding Effect.  Subject to the terms and provisions of this
                   --------------
Operating Agreement, this Operating Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. The parties hereto agree for themselves and for their successors and assigns, and their successors in interest, no matter how such succession in interest is acquired, to execute any instrument that may be necessary or proper to carry out all of the purposes and intentions of this Operating Agreement. The Membership Interest of any successor to any party hereto that is not also a party hereto shall be treated hereunder as if it has continued and is continuing to be held by such party hereto for the purposes of determining the priorities of the rights of the parties hereto to purchase such Membership Interest under the terms of this Operating Agreement.

     Section 22.5  Severability.  If any sentence, paragraph, clause or
                   ------------
combination of the same in this Operating Agreement is held by a court of competent jurisdiction to be unenforceable in any jurisdiction, then such sentence, paragraph, clause or combination shall be unenforceable in the jurisdiction where it is so held, and the remainder of this Operating Agreement shall remain binding on the parties hereto in such jurisdiction as if such unenforceable provision had not been contained herein. The enforceability of such sentence, paragraph, clause or combination of the same in this Operating Agreement otherwise shall be unaffected and shall remain enforceable in all other jurisdictions.

     Section 22.6  Governing Law.  The validity, construction, interpretation
                   -------------
and enforceability of this Operating Agreement shall be determined and governed by the laws of the State of Nevada. Notwithstanding the foregoing, if any law or set of laws in the State of Nevada requires or otherwise dictates that the laws of another state or jurisdiction must be applied in any proceeding involving this Operating Agreement, then such Nevada law or set of laws shall be superseded by this Section 22.6, and the remaining laws of the State of Nevada nonetheless shall be applied in such proceeding.

     Section 22.7  Choice of Forum.  Any judicial proceeding brought by any
                   ---------------
party hereto as a result of a dispute or controversy arising out of or related to this Operating Agreement shall be commenced in courts located within Washoe County, Nevada. All parties hereto agree to submit to the jurisdiction of the federal and state courts located within such county in the event of such a dispute or controversy.

     Section 22.8  Headings.  The headings and captions appearing at the
                   --------
beginning of each ARTICLE and Section of this Operating Agreement are included herein for the convenience of reference only, do not constitute a part of this Operating Agreement and shall not be deemed to limit, characterize or in any way affect any term or provision of this Operating Agreement. This Operating Agreement shall be enforced and construed as if no headings or captions appeared herein.

     Section 22.9  Waiver.  No waiver of any breach or default of this Operating
                   ------
Agreement by any party hereto shall be considered to be a waiver of any other breach or default of this Operating Agreement.

     Section 22.10  Attorneys' Fees.  If a dispute arises with respect to this
                    ---------------
Operating Agreement, the party prevailing in such dispute shall be entitled to recover all expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred in ascertaining such party's rights and in preparing to enforce and in enforcing such party's rights under this Operating Agreement, whether or not it was necessary for such party to institute suit.

     Section 22.11  Dispute Resolution.  The parties hereto hereby agree that
                    ------------------
any controversy, dispute or claim arising out of or relating to this Operating Agreement or any breach of this Operating Agreement shall be resolved in accordance with the terms and provisions of this Section 22.11.

          (a)  Agreement to Negotiate.  Before submitting any controversy,
               ----------------------
dispute or claim arising out of or relating to this Operating Agreement or any breach of this Operating Agreement to arbitration, the following procedures shall be followed:

               (i) The party desiring to submit any such controversy, dispute or claim to arbitration ("Claimant") first shall give written notice thereof to the other party ("Recipient") setting forth in detail the pertinent facts and circumstances relating to such controversy, dispute or claim;

               (ii) Recipient shall have a period of FIFTEEN (15) days in which to consider the controversy, dispute or claim that is the subject of the notice and to furnish in writing to Claimant a written statement of Recipient's position with respect thereto;

               (iii) Within SEVEN (7) days of Claimant's receipt of Recipient's written statement, Claimant and Recipient shall meet with a mediator, whose identity shall be mutually agreed upon by Claimant and Recipient, in an effort to resolve amicably any difference that may exist between the respective positions of Claimant and Recipient, and, if such resolution is not achieved, either or both of Claimant and Recipient shall have the right to submit the matter to arbitration.

          (b)  Procedure for Arbitration.  Any controversy, dispute or claim
               -------------------------
arising out of or relating to this Operating Agreement or any breach of this Operating Agreement, including any dispute concerning the termination of this Operating Agreement, that has not been resolved in accordance with subparagraph
(a) of this Section 22.11 shall be settled by arbitration in Washoe County, Nevada in accordance with the commercial arbitration rules of the American Arbitration Association then existing. In arbitration, this Operating Agreement (including this provision providing for arbitration in the event of any controversy, dispute or claim arising out of or relating to this Operating Agreement or any breach of this Operating Agreement that has not been resolved in accordance with subparagraph (a) of this Section 22.11) shall be specifically enforceable. Judgement upon any award rendered by an arbitrator may be entered in any court having jurisdiction. The prevailing party to an arbitration proceeding commenced hereunder shall be entitled as a part of the arbitration award to the costs and expenses (including reasonable attorneys' fees) of investigating, preparing and pursuing an arbitration claim as such costs and expenses are awarded by the arbitrator.

     Section 22.12  Independence.  Notwithstanding the existence of the Company
                    ------------
and this Operating Agreement, each Member may severally engage in whatever activities such Member chooses without having or incurring any obligation to offer any interest in such activity to any party to this Operating Agreement.

     Section 22.13  Confidential Information.  Without the affirmative vote or
                    ------------------------
written consent of the Members holding ONE HUNDRED PERCENT (100%) of the outstanding Membership Voting Interests, and except as otherwise required by law, including, without limitation, federal securities law, no Member, either during or after the termination of such Member's Membership Interest, shall divulge to others any information not already known to the public pertinent to the services, customers, financial condition or operations of the Company, the business of the Company or the Eldorado Hotel and Casino. Notwithstanding any other term or provision of this Operating Agreement, the terms and provisions of this Section 22.13 cannot be amended or repealed unless such amendment or repeal first has been approved by the affirmative vote or written consent of the Members holding ONE HUNDRED PERCENT (100%) of the outstanding Membership Voting Interests.

     Section 22.14  Counterparts.  This Operating Agreement may be executed in
                    ------------
counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one agreement.

     Section 22.15  Entire Agreement.  This Operating Agreement contains the
                    ----------------
entire agreement between the parties hereto relating to the subject matter of this Operating Agreement, and no written or oral prior representations, agreements or warranties of any party hereto shall be of any force or effect unless embodied herein.

          IN WITNESS WHEREOF, the parties hereto have executed this Operating Agreement on the date first written above.

The "Members"

RECREATIONAL ENTERPRISES, INC.,
a Nevada corporation


By:  /s/ Donald L. Carano
     ___________________________    __________________________________
     Donald L. Carano,              Address
     President

HOTEL-CASINO MANAGEMENT, INC.,
a Nevada corporation


By:  /s/ Raymond J. Poncia, Jr.
     ______________________________    __________________________________
     Raymond J. Poncia, Jr.,           Address
     President

HOTEL CASINO REALTY INVESTMENTS, INC.,
a Nevada corporation


By:  /s/ Raymond J. Poncia, Jr.
     ______________________________    __________________________________
     Raymond J. Poncia, Jr.,           Address
     President


/s/ Donald L. Carano
___________________________________    __________________________________
DONALD L. CARANO,                      Address
a married man


___________________________________    __________________________________
Spouse                                 Address


/s/ Ludwig J. Corrao
___________________________________    __________________________________
LUDWIG J. CORRAO,                      Address
a married man


___________________________________    __________________________________
Spouse                                 Address


          I, the above-consenting spouse, by signing above, acknowledge that I have read the foregoing Operating Agreement, that I know all of the Operating Agreement's contents and that I am aware that by the Operating Agreement's provisions my spouse is obligated to sell all of my spouse's Membership Interest to the Company and/or to the other Members, upon the occurrence of certain events. I hereby consent to such sale, approve of all of the terms and provisions of the Operating

Agreement and agree (i) that all of my spouse's Membership Interest (whether now held or hereafter acquired) and all of my interests in such Membership Interest, if any, are subject to the terms and provisions of the Operating Agreement or such other agreement as hereafter may be entered into by and among the Members and (ii) that I will take no action at any time to hinder the operation of the Operating Agreement or such other agreement as hereafter may be entered into by and among the Members on any part of my spouse's Membership Interest or my interest, if any, in any of my spouse's Membership Interest.

                                  SCHEDULE 9.1
                                  ------------

                  INITIAL CAPITAL CONTRIBUTIONS OF THE MEMBERS
                  --------------------------------------------